Exhibit 99.1

Irrevocable Ownership Transfer and Administration Trust Agreement

CIB/2962

executed by and between

Corporacion Inmobiliaria Vesta, S.A.B. de C.V.,

and

CIBanco, S.A., Institucion de Banca Multiple,

March 21, 2018

IRREVOCABLE OWNERSHIP TRANSFER AND ADMINISTRATION TRUST AGREEMENT CIB/2962 (the “Agreement”) dated March 21, 2018, executed in accordance with the following Background, Recitals and Clauses, executed by and between:

(A)       Corporacion Inmobiliaria Vesta, S.A.B. de C.V., acting through its legal representatives Messrs. Lorenzo Manuel Berho Corona and Juan Felipe Sottil Achutegui, as trustor and second trust beneficiary (“Vesta”); and

(B)       CIBanco, S.A., Institucion de Banca Multiple, acting through its trust delegates Norma Serrano Ruiz and Mara Patricia Sandoval Silva, attorneys-at-law (the “Trustee”).

Background

I.           On January 21, 2015, Vesta’s General Shareholders’ Meeting resolved to increase Vesta’s variable portion of its capital stock in an amount equivalent in pesos, legal tender of the United Mexican States (“Pesos”) up to nineteen million three hundred thousand dollars 00/100 legal tender of the United States of America (USD$19,300,000.00), applying the exchange rate in force on the date the applicable subscription notice was granted and by issuing up to ten million eight hundred forty thousand (10,840,000) sole series, ordinary, registered shares, without par value, representing Vesta’s variable portion of its capital stock (“Part A Shares”). It was also resolved that shares issued were to be offered to Vesta employees and service providers for subscription and payment as designated by Vesta’s Board of Directors, following the recommendation of the Corporate Practice Committee, in order to implement an employee stock ownership plan approved by the Board of Directors of the Company at meeting held on October 23, 2014, by unanimous resolution adopted on January 2, 2015.

II.         On March 25, 2015, Vesta’s General Shareholders’ Meeting approved a stock buyback plan to allow Vesta to acquire, charged against its stockholder’s equity through the Mexican Stock Market [Bolsa Mexicana de Valores], sole series, ordinary, registered shares representing its capital stock at market price for up to a maximum amount equal to the equivalent in pesos of three million dollars 00/100 legal tender of the United States of America (USD$3,000.000.00) (“Part A Shares” and jointly with Part B Shares and Part C Shares, the “Plan Shares”). It was also resolved that the purpose of such stock buyback plan were the implementation of long-term incentive programs to the benefit of Vesta executives, previously approved by Vesta’s Corporate Practice Committee, its Board of Directors and its General Shareholders’ Meeting.

III.        On April 23, 2015, Vesta’s Board of Directors approved the stock buyback program operation guidelines designating those under the charge of such program’s operation, authorizing Mr. Juan Felipe Sottil Achutegui to proceed with the incorporation of this Trust.

IV.         On February 26, 2014, Vesta’s Board of Directors, following the recommendation of Corporate Practice Committee, approved specific terms and conditions under which the Vesta’s long term incentive plan were to be implemented, a simple copy of which is attached hereto as Exhibit A (the “Incentive Plan”). It was also approved to execute this Trust in order to assign Plan Shares to First Trust Beneficiaries in accordance with the Incentive Plan and this Agreement.

V.         As of the date of execution of this Agreement, Vesta had acquired thirty-three million nine hundred ninety thousand seven hundred eighty-four (33,990,784) Shares under the several stock buyback programs approved by the General Shareholders’ Meeting, worth the amount of Forty-three million four hundred five thousand four hundred eighty-four dollars 32/100 legal tender of the United States of America (USD$43,405,484.32), same that are held in its Treasury.

VI.         In terms of LMV’s Article 367, anyone of those referred to under paragraph one of its Article 266 are not obliged to complete transactions such as public offerings or auctions authorized by Commission when dealing with the transfer of shares by the issuer in question in favor of trust institutions under irrevocable trusts that may be created solely to establish employee stock option plans as well as pension, retirement or seniority premium funds for employees of an issuer, the entities under its control or the entities controlling such issuer and any other fund with similar purposes, provided the issuer discloses such circumstance to the public prior completion of referred to transfers including conditions and motivating causes, adhering to any general provisions issued by the Commission. Employee stock purchase option plans as well as pension, retirement or seniority premium fund plans of an issuer, entities under its control or entities controlling such issuer and any other fund with similar purposes, must be previously approved by the issuer’s General Shareholders’ Meeting and provide a general equal treatment to employees maintaining similar employment conditions.

VII.       On July 27, 2016, Vesta’s Board of Directors, in line with the recommendation of Corporate Practice Committee, adopted specific terms and conditions under which an Incentive Plan modification was extended to allow First Trust Beneficiaries to at least receive forty percent (40%) of Shares under the Incentive Plan, a simple copy of the summary of the applicable resolution amending the Incentive Plan is attached hereto as Exhibit A.

Recitals

I.           Vesta recites through its legal representative:

(a)	to be a public stock company [sociedad anonima bursatil de capital variable] validly incorporated and existing under the laws of the United Mexican States (“Mexico”), to be vested with legal capacity and corporate authorizations required to execute this Agreement and assume the obligations under its charge deriving herefrom, same obligations that are legal, valid and enforceable against it, in terms hereof;

(b)	to be willing in irrevocably contribute into the Trust Estate the amount of One peso 00/100 legal tender of the United Mexican States (MXP$1.00) (the “Opening Contribution”) and the Buyback Stock for the attainment of the Trust Purposes;

(c)	those executing this Agreement in its name and behalf are vested with capacity and have been granted corporate authorizations required to execute this Agreement in its name and behalf, same that have not been revoked, amended or limited to any extent;

(d)	to intend and be willing in executing this Agreement and be bound in its terms;

(e)	not under a state of insolvency, bankruptcy, dissolution or liquidation, and there has not been filed and to its knowledge, not to be filed any proceeding declaring its insolvency, bankruptcy, dissolution or liquidation, and the execution of this Agreement will not result in its insolvency, bankruptcy, dissolution or liquidation;

(f)	the execution of this Agreement, as well as the transfer of ownership with regard to the assets that will integrate the Trust Estate in favor of Trustee in accordance with the terms hereof, does not represent any violation to any third/party rights nor breach to agreements or contracts executed prior this Trust;

(g)	as of the date of execution of this Agreement, there are no pending or threatening actions, complaints or proceedings whether before any judicial or arbitration court, government entity or instrumentality against it that may affect or compromise obligations assumed thereby by executing this Agreement;

(h)	prior the execution of this Agreement, Trustee invited Vesta to and suggested that it should obtain, from the professional, firm or office of its choice, the advisory and support as to the scope, consequences, filings, implications and, generally, legal and tax issues directly or indirectly related with this Trust, as well as support in negotiation and assessment of legal and tax risks found in the definitive wording to be executed, as Trustee assumes no liability on such matter, therefore, Trustee does not guarantee nor assures that the tax structure contained in this Agreement may not be altered by subsequent amendments to tax laws and due to modifications in tax collection impact;

(i)	to be knowledgeable about the contents and legal scope of Article 115 of the LIC and current general provisions, any wording that may amend them, or else, provisions, circulars or ordinances that may substitute them, therefore, the above recitals are granted in adherence to such legal ordinances and by virtue thereof, Vesta recites that all acts that may be carried out in terms with this Trust have been and will be through the use of ordinary proceeds from its activities and that the funds under no event source, and Vesta commits that in the future they will not source, from unlawful activities that may be or that may represent the perpetration of any offense, particularly those foreseen under Articles One Hundred Thirty-nine (139), One Hundred Forty-eight bis (148 bis) and Four Hundred bis (400 bis) of the Federal Criminal Code, expressing its conformity to the fact that Trustee may reserve itself the right to verify such circumstance, or else, provide to pertinent authorities any information requested thereto;

(j)	Trustee has expressly and unequivocally explained the contents and scope of the provisions foreseen under paragraph b), Section XIX, of Article 106 of the Credit Institutions Law, and paragraph 5.5 of the Official Communication 1/2005 published on June 23, 2005 by Banco de Mexico in the Official Gazette of the Federation, transcribed within the clauses of this Agreement;

(k)	to be aware and agreeing that Trustee has no knowledge nor should it have knowledge as to the terms and conditions of agreements related to or deriving from the Trust executed thereby herein (except those as to which the Trustee is a party), previously executed or to be executed by the parties, on the understanding that Trustee is not nor will it be liable to any extent for the accuracy, legitimacy, authenticity or legality of such agreements, and that Trustee, except when a party to such agreements having been executed in accordance with instructions of the party with capacity to such effect in terms hereof, will not be bound to any extent under the terms and conditions of such agreements, any other documents and respective exhibits in relation thereto;

(l)	in performance with the provisions of the Personal Data Law, the Trustee has informed Vesta that data obtained by virtue of the service executed by Trustee will be confidentially treated through systems provided to such effect and will be used for the operation and recording of services contracted. Also, when applicable, Vesta may limit the use or disclosure of its data or choose to exercise access, rectification, cancellation or opposition rights granted thereto in terms with the Personal Data Law by means of request to Trustee at the domicile identified in this Trust; also, Vesta is entitled to initiate a data protection proceeding with INAI within fifteen (15) calendar days following the date Trustee reply is received or as from completion of a twenty (20)-calendar day term as from the date of reception of request. Any amendment to this notice will be notified in writing at Vesta’s domicile;

(e)	Trustee has informed Vesta that its personal data privacy notice is available at the following website www.cibanco.com.mx, understanding that Vesta implicitly consents to the treatment of its data while no opposition is expressed;

(f)	not a United States entity, therefore not obliged to calculate or pay any assessment in such country. This recital constitutes a self-certification in terms of the provisions of the Agreement by and between the Department of Treasury and Public Credit of the United Mexican States and the Department of Treasury of the United States of America to improve international tax compliance including with respect to FATCA (hereinafter the “FATCA AGREEMENT”) undersigned in the City of Mexico on April 9, 2014, deriving from the United States legal ordinance known as “Foreign Account Tax Compliance Act” (hereinafter “FATCA”). Consequently, Trustor recites that by reason of this Trust, there is no obligation to report or disclose to any Mexican or foreign federal authority, any tax obligations abroad in accordance with the provisions under the FATCA AGREEMENT, same that Vesta recites to have made known thereto.

(g)	Vesta acknowledges and agrees that in adherence to Article 115 of the LIC, Trustee is to immediately interrupt services rendering in favor of those customers named in the restricted persons list (“Restricted Persons List”), same that is to be periodically reported to Trustee by the SHCP. In relation to the above, Vesta acknowledges and agrees that in the event Vesta were listed in the Restricted Persons List, Trustee is to cease rendering its services thereto and report such fact to the SHCP;

(h)	by signing this Agreement, Vesta expressly and irrevocably authorizes Trustee, in terms of Article 28 of the Law to Regulate Credit Information Bureaus, under Vesta’s charge and expense, as from incorporation of this Trust and at any time throughout the effective term hereof, to complete as many credit-checks with credit information bureau(s) operating in Mexico in relation to Vesta it deems pertinent; and

(i)	by executing this Agreement, it is willing to implement the Incentive Plan in favor of employees and executives authorized by the Technical Committee maintaining an employer-employee relationship with the subsidiary under its control, Vesta Management, S. de R.L. de C.V., incorporated under the laws of the Mexican Republic, its company purpose including the rendering of services.

II.       Trustee recites, through its trust delegates, as follows:

(a)	to be a stock company duly incorporated and validly existing under the laws of Mexico, authorized by the SHCP to operate as full-service banking institution and render trust services;

(b)	to be willing to execute this Agreement, to accept its appointment as Trustee and perform any and all acts required or convenient to attain the Trust Purposes and perform with its obligations in terms herein established;

(c)	that its trust delegates are vested with capacity and corporate authorization required to execute this Agreement on behalf of Trustee, same that have not been revoked, amended or limited to any extent;

(d)	to be willing to execute this Agreement and perform with its terms, accepting the appointment herein conferred thereto; and

(e)	to have unequivocally explained the contents and legal implications of provisions of Section XIX, paragraph (b), of Article 106 of the Credit Institutions Law, and the wording applicable to Circular 1/2005 and amendments to such circular issued by Banco de Mexico, regarding prohibitions setting limits thereto in terms of the law and current provisions the contents of which, as applicable, are reproduced under Clause Sixteen hereof regarding Legal Prohibitions.

III.         Both Parties acknowledge and agree that the execution of this Agreement obliges them to deliver Trustee, prior the execution hereof and at the closing and signing hereof, every year, an update to information and documents requested by Trustee under CIBanco, S.A. Institucion de Banca Multiple’s Know Your Customer (KYC) Policy, in terms of the General provisions referred to under paragraph four of Article 115 of the LIC. It also acknowledges herein that any delivery of misinformation or forged documents in terms of this recital and acting as front man in the execution of this Agreement, may constitute an offense. Similarly, the Parties acknowledge that failure to deliver information or documents reasonably required by Trustee, needed to maintain its files updated to perform with KYC (“Know Your Customer”) Policy in accordance with the LIC and banking regulations applicable to credit institutions to prevent money laundering, allows and authorizes Trustee to: (i) not execute any instruction; (ii) resign to its obligations as Trustee under this Trust; or (iii) cease to render Trust services herein foreseen, provided Trust Parties are notified in writing.

Based on the background and recitals herein, the Parties to the Trust agree to commit to the terms of the following:

Clauses

One.- Definitions. (a) Capitalized terms found throughout this Agreement, whether in singular or plural, will indistinctly have the meaning below attributed thereto:

“Shares” is to be understood as all shares representing Vesta’s capital stock, regardless its class or series.

“Part A Shares” is to be understood as the number of Vesta’s capital stock Shares in terms with the Incentive Plan’s Part A, ownership of which is to be acquired by Trustee for subsequent transfer to Participants in accordance with Technical Committee’s instructions.

“Part B Shares” is to be understood as the number of Vesta’s capital stock Shares in accordance with the Incentive Plan’s Part B, the ownership of which is to be acquired by Trustee by applying Subscription Funds for subsequent transfer to Participants in accordance with Technical Committee’s instructions.

“Part C Shares” is to be understood as the number of Vesta’s capital stock Shares in accordance with the Incentive Plan’s Part C, the ownership of which is to be acquired by Trustee using Subscription Funds or funds transferred thereto by Vesta for subsequent disposal in favor of Participants in accordance with Technical Committee’s instructions.

“Plan Shares” shall have the meaning attributed thereto under paragraph (II) in the Background Section hereof.

“Shares under Trust” is to be understood as shares representing Vesta’s capital stock and titles or securities referred thereto issued by Vesta, subscribed, transferred, delivered, received or paid from time to time by Trustee in accordance with the Incentive Plan or this Agreement.

“Attorneys-in-fact” shall have the meaning attributed thereto under paragraph (c), Clause Thirteen of this Agreement.

“Opening Contribution” shall have the meaning attributed thereto under paragraph (I)(b), Recitals Section hereof.

“Shareholders’ Meeting” shall have the meaning attributed thereto under paragraph one, Clause Nine, hereof.

“Government Authority” is to be understood as any sovereign government or any political subdivision thereof, whether federal, state or municipal, any legislative or judicial body, and any instrumentality, authority, legislative body, court, central bank or any other entity exercising executive, legislative, judicial, tax, regulating, administrative powers or functions of the government or corresponding thereto (including deconcentrated and decentralized government bodies).

“Removal Notice” shall have the meaning attributed thereto under Clause Twenty-three hereof.

“Resignation Notice” shall have the meaning attributed thereto under Clause Twenty-three hereof.

“BONDES” is to be understood as Federal Government Development Notes [Bonos de Desarrollo del Gobierno Federal – BONDES].

“BPAS” is to be understood as Savings Protection Notes [Bonos de Proteccion al Ahorro – BPAS].

“BREMS” is to be understood as Monetary Regulation Notes [Bonos de Regulacion Monetaria – BREMS].

“CETES” is to be understood as Federal Treasury Certificates [Certificados de Tesoreria de la Federacion – CETES].

“Circular” is to be understood as Circular 1/2005 (as the same may be amended from time to time) issued by Banco de Mexico comprising the Rules to be followed by Credit Institutions, Brokerage Houses, Insurance Institutions, Bonding Institutions and Limited Purpose Financial Entities and Rural Financial Institutions, in trust operations.

“Technical Committee” shall have the meaning attributed thereto under Clause Twelve hereof.

“Agreement” is to be understood as this Agreement jointly with any and all exhibits referred to herein, same that are incorporated by reference and are integral part hereof, as such documents may be amended, restated or added from time to time.

“Control” is to be understood as (1) being the holder of fifty percent (50%) plus one (1) share of ordinary full voting shares or partnership interests, representing the capital stock of a legal entity or titles or instruments issued based on those shares, and/or (2) directly or indirectly having the capacity or authority to direct or establish the direction of any entity’s administration and policy, whether through ownership of voting shares or partnership interests, by virtue of any agreement, pact or contract or in any other possible legal manner. The expressions “controlling”, “to control”, “under the control” and “controller” shall have correlative meanings.

“CRS” is to be understood as (i) “Common Reporting Standards”, guidelines for automatic exchange of tax information (including comments) introduced by the Organization for Economic Cooperation and Development with G20 countries and the Multilateral Agreement of Authority with Jurisdiction for Exchange of Information, as they may be amended, as well as (ii) any subsequent regulation that is substantially comparable, and any similar law whether current or future (including particularly Article 32-Bis (Thirty-two bis) of the Mexican Federal Tax Code, and Exhibit 25-bis (Twenty-five bis) of the 2016 Tax Miscellaneous Resolution), and (iii) any official interpretation deriving therefrom (including administrative criteria), jointly with, to avoid any doubt, any intergovernmental legislation agreements or regulations that may be issued as a result of any of the above, including subsequent amendments.

“Trust Accounts” is to be understood as a joint reference to check accounts and/or investment accounts that, as per prior written instructions, Trustee opens, administers and maintains to receive the Opening Contribution, any Distribution, Subscription Funds, as well as any amount integrating the Trust Estate for the attainment of its purposes with CIBanco, S.A. Institucion de Banca Multiple, or with any credit institution instructed thereto to such effect; as well as those accounts that as per Technical Committee’s instructions or as provided for herein Trustee may open, administer and maintain for deposit of Shares with CI Casa de Bolsa, S.A. de C.V., or with the institution instructed to Trustee by the party or Authorized Officer.

“Trust Rights” is to be understood as the rights corresponding to any First Trust Beneficiary and/or Second Trust Beneficiary in accordance with this Agreement and the Incentive Plan.

“First Trust Beneficiary Rights” is to be understood as all rights corresponding to any of First Trust Beneficiary in terms with this Agreement and the Incentive Plan.

“Second Trust Beneficiary Rights” is to be understood as all rights corresponding to Vesta as Second Trust Beneficiary in terms with this Agreement and the Incentive Plan.

“Voting Rights” is to be understood as the voting rights corresponding to Shares under Trust in accordance with Applicable Laws and the Company Bylaws.

“Economic Rights” is to be understood as inherent rights or rights deriving from Shares under Trust other than Voting Rights, including the right to receive Distributions, in accordance with Applicable Laws and the Company Bylaws.

“Business Day” or “Business Days” is to be understood as any day other than Saturday, Sunday or a day in which banks must not or are not allowed to close in Mexico City, Mexico.

“Contractual Provision” is to be understood as the Company Bylaws, as well as any agreement, pact, instrument, purchase order, promissory note, bond, certificate, option, right (including preferential acquisition, subscription rights or similar rights), convertible or exchangeable security, certificate of issue, arrangement, license, promise, offering or agreement of any nature (whether oral or written).

“Distributions” is to be understood as any payment, distribution or delivery of any amounts received by Trustee as Vesta shareholder and/or as holder and owner of Shares under Trust, whether as dividend, amortization of Shares under Trust held thereby, reimbursement or reduction of capital stock or any other payments or distributions by Vesta corresponding to the Shares under Trust integrating the Trust Estate.

“Joinder Instrument” is to be understood as the joinder Instrument signed and delivered by anyone joining and adhering to this Agreement as Trust Beneficiaries in terms with Clause Eleven.

“Dollars” or “USD$” is to be understood as dollars, legal tender of the United States of America.

“Company Bylaws” is to be understood as Vesta’s bylaws, as these may be amended from time to time.

“Subscription Funds” is to be understood as those amounts contributed into the Trust by Trustors and/or First Trust Beneficiaries for subscription or purchase of Part B Shares or Part C Shares in the Stock Market, in terms of Technical Committee’s instructions.

“FATCA” is to be understood as the Foreign Account Tax Compliance Act of 2010 of the United States of America, including Sections 1471 to 1473 of the Internal Revenue Code of the United States of America, as they may be amended from time to time, or any substitute comparable future ordinance, as well as any similar laws, whether current or future (whether from the United States of America or otherwise), its official interpretations (including any guide or administrative guidelines issued to such regard), along with any intergovernmental agreement and regulations that may result from any intergovernmental negotiation, as they may be amended from time to time (particularly including the Interinstitutional Agreement between the SHCP of the United Mexican States and the Department of Treasury of the United States of America to improve international tax performance, including regarding FATCA, and Exhibit 25 of the RMF).

“Trust” is to be understood as the irrevocable ownership transfer and administration trust identified under number CIB/2962, subject matter hereof.

“Trust Beneficiaries” is to be understood as, jointly, the First Trust Beneficiaries, Vesta and its respective assignees, beneficiaries, Legitimate Successors, or successors in accordance with this Agreement, as well as any trust beneficiaries that in terms of the provisions of Clause Four and Clause Eleven hereof may adhere to the Trust.

“First Trust Beneficiaries” is to be understood as the individuals executing the Joinder Instruments, in terms of the provisions hereof.

“Trustor” is to be understood as Vesta, as well as any of its beneficiaries, assignees or successors.

“Trustee” is to be understood as attributed thereto under the preamble hereof.

“Trust Purposes” is to be understood as the purposes established under Clause Six hereof.

“Authorized Officers” shall have the meaning attributed thereto under Clause Eight hereof.

“Lien” is to be understood as any pledge, mortgage, encumbrance to guarantee trust, security, claim, leasing, license, burden, option, preferential right, preemptive right, encumbrance, transfer restriction or other restriction or limit to ownership of any kind.

“Taxes” shall have the meaning referred to under paragraph (a) of Clause Thirteen hereof.

“INAI” is to be understood as the Mexican Institute of Transparency, Access to Information and Protection of Personal Data [Instituto Nacional de Transparencia, Acceso a la Informacion y Proteccion de Datos Personales – INAI].

“Applicable Laws” is to be understood, with regard to any Person, all laws, ordinances, rules, orders, provisions and regulations by any Government Authority applicable to such Person or any of its subsidiaries, affiliates or any of their respective property or assets, in Mexico or abroad.

“Personal Data Law” is to be understood as the Federal Law of Protection of Personal Data in Possession of Private People.

“LGSM” is to be understood as the General Business Corporations Law [Ley General de Sociedades Mercantiles - LGSM].

“LIC” is to be understood as the Credit Institutions Law [Ley de Instituciones de Credito - LIC].

“LMV” is to be understood as the Stock Market Law [Ley del Mercado de Valores - LMV].

“Mexico” is to be understood as United Mexican States.

“Transactions” is to be understood as attributed thereto under Clause Eight hereof.

“Parties” is to be understood as the First Trust Beneficiaries, Vesta and Trustee, as well as their respective beneficiaries, assignees or successors in accordance with this Agreement.

“Incentive Plan’s Part A” is to be understood as the “Part A” of the Incentive Plan.

“Participants” is to be understood as those having executed an indefinite employment agreement with Vesta Management, S. de R.L. de C.V., eligible in accordance with the terms of each part of the Incentive Plan.

“Trust Estate” is to be understood as attributed thereto under Clause Five hereof.

“Loss” is to be understood as any loss, damage, injury, fine, complaint, court judgment, court order, award, claim, penalty, liability, Tax, cost, surcharge, update, expenses (including investigation expenses, as well as reasonable fees and expenses of legal counselors, accountants and experts) or any kind of obligation.

“Person” or “person” is to be understood as any individual, legal entity, trust, organization without legal capacity, Government Authority or any other entity, notwithstanding the place or jurisdiction of incorporation or residence.

“Pesos”, “pesos” or “MXP” is to be understood as pesos, legal tender of the United Mexican States.

“Incentive Plan” is to be understood as attributed thereto under paragraph (IV) of the Background Section hereof.

“SHCP” is to be understood as the Department of Treasury and Public Credit [Secretaria de Hacienda y Credito Publico - SHCP].

“Legitimate Successors” is to be understood in the event of the death of any First Trust Beneficiary, the succession thereof in accordance with Applicable Laws (whether testamentary or intestate).

“Transfer” is to be understood as attributed thereto under Clause Eleven hereof.

“Permitted Transfer” is to be understood as (i) any Transfer of Trust Beneficiary Rights in accordance with the Incentive Plan, and (ii) any Transfer of Trust Beneficiary Rights in favor of any Legitimate Successor in accordance with the Incentive Plan.

“UDI Bonos” UDIS-denominated notes.

“UDIS” is to be understood as investment units.

“Securities” is to be understood as attributed thereto under the Stock Market Law.

“Investment Securities” is to be understood as any of the following securities in which Trustee may invest any cash amounts part of the Trust Estate following Technical Committee prior written instructions in accordance with Clause Eight hereof: (i) CETES; (ii) BPAS (iii) BREMS; (iv) UDI Bonos; or (v) BONDES issued by the Mexican government for a term not exceeding twenty (28) days following the date of their acquisition; (vi) deposit certificates, banking notes and banking acceptances in Pesos, for a term not exceeding one hundred eighty (180) days following the date of their acquisition, issued or secured by any of the twelve major banks (based on assets as of December 31 of the immediately prior year) established in accordance with Mexican laws, not under control or administration of the Institute for Banking Savings Protection.

“Vesta” is to be understood as attributed thereto in the preamble section hereof.

“Vesta Management” is to be understood as Vesta Management, S. de R.L. de C.V., a subsidiary entity under Vesta’s control.

(b)        Except as otherwise expressly established, any reference to numbers or letters of clauses, sections or paragraphs are a reference to clauses, sections or paragraphs hereof, and any reference to Exhibits are references to attached Exhibits incorporated hereto. The words “herein”, “hereof”, “hereunder” or “hereinbelow” and words or phrases of similar meaning are in reference to this Agreement as a whole and not to a specific clause, section or paragraph. Except otherwise expressly established, the words “include”, “inclusive” and “including” are to be followed by the words “without limitation”.

(c)        In the event of any deviation between definitions contained under paragraph (a) of Clause One hereof, and any other provision herein, the latter will prevail.

(d)        Any reference to any law, regulation, circular or article will be deemed as including any amendments thereto from time to time, or to any substitute law, regulation, circular or article.

(e)        Anytime a reference to days is made herein, unless indicated as Business Days, will be understood as calendar days. Also, any reference in this Agreement to weekly terms or the use of expressions such as “weekly”, “each week” or other similar expressions, is to be understood, unless the context otherwise indicates, of seven (7) calendar day-periods. Lastly, any reference to monthly periods or the use of expressions, such as “monthly”, “each month” or any other similar expressions herein, will be understood, unless the context otherwise indicates, of thirty (30)-calendar day periods.

Two.- Creation of the Trust. (a) Both Parties execute this Agreement hereunder for the attainment of Trust Purposes. Vesta hereby irrevocably contributes, transfers and materially delivers to Trustee the ownership and title with everything de facto and de jure may correspond thereto, free from any lien and without reservation nor limit in ownership whatsoever, with regards to the Opening Contribution in immediately available funds, and Trustee receives in conformity and grants pertinent receipt by signing this Agreement. Vesta hereby acknowledges that the Opening Contribution will not be subject to the terms of Permitted Investments provided for herein and the Trustee will reimburse the Opening Contribution in favor of Vesta upon full extinguishment of this Trust.

Three.- Appointment and Acceptance by Trustee. Trustee hereby (i) accepts its appointment as trustee and commits to faithfully perform with any and all obligations assumed thereby in terms with this Agreement, (ii) acknowledges and accepts ownership of the Trust Estate to the benefit of Trust Beneficiaries. Trustee is authorized to adopt any and all actions required to perform and attain Trust Purposes, in accordance with the provisions of this Agreement, and commits not to adopt or fail to adopt acts that may prevent attainment of Trust Purposes, provided not in contravention with laws or any court order notified thereto by Government Authority.

Four.- Parties to the Trust. The Parties to the Trust are:

Trustor:	Corporacion Inmobiliaria Vesta, S.A.B. de C.V., by Opening Contribution made hereby to the Trust Estate in accordance with Clause Two, as well as Securities or funds contributed to the Trust Estate from time to time for the attainment of Trust Purposes.

First Trust Beneficiaries:	Each individual appointed by the Technical Committee, as First Trust Beneficiary, from time to time executing the Joinder Instruments; on the understanding that Technical Committee will be entitled from time to time to remove any First Trust Beneficiary in the event of death (provided First Trust Beneficiary in question has appointed a Legitimate Successor) or upon termination of the employer-employee relationship between Vesta Management and the First Trust Beneficiary.

Second Trust Beneficiary	Corporacion Inmobiliaria Vesta, S.A.B. de C.V., its successors, beneficiaries and/or assignees.

Trustee:	CIBanco, S.A. Institucion de Banca Multiple, its successors, beneficiaries or assignees

Also, anyone acquiring the entirety or a part of Trust Beneficiary rights in terms of the provisions of Clause Eleven of this Agreement by executing the applicable Joinder Instrument may be a Party of the Trust.

Five.- Trust Estate. The estate of this Trust will be comprised by the following (“Trust Estate”):

(a)         Opening Contribution;

(b)         Subscription Funds;

(c)         Ownership and title of Shares under Trust, including Plan Shares, and everything that de facto and de jure may correspond thereto;

(d)         Any title, security, shares or pertinent interest referred or having as underlying reference Shares under Trust resulting in a deposit or contribution or any merger, spin off or transformation of Vesta and any other rights or proceeds that may correspond from time to time to the Shares under Trust by any reason;

(e)         Any cash contribution made by Vesta from time to time to this Trust for the attainment of its purposes, as well as any and all liquid amounts and resources deposited and credited in Trust Accounts throughout the life of the Trust;

(f)         Any Distributions, as well as amounts of money and securities acquired by Trustee upon investing in Permitted Investments in accordance with the provisions of Clause Eight herein, whether by instruction of Technical Committee or otherwise, in accordance with the provisions therein; and

(g)         in general, any financial resources, assets or rights obtained or generated deriving from the performance of activities that may be carried out in terms of this Trust in attainment of its purposes.

In accordance with Circular 1/2005 published by Banco de Mexico, this clause acts as an inventory with regard to the assets and rights contributed to the Trust Estate for any applicable legal purposes. Also, the Parties acknowledge that this inventory of the Trust Estate may be modified from time to time as future contributions may occur in accordance with investment yield and in accordance with payments or withdrawals charged against the Trust Estate occur.

The Parties hereto acknowledge that the Trust Estate is transmitted to Trustee exclusively for attainment of Trust Purposes. Trustee does not assume and is hereby discharged from any liability or obligation, whether expressed or implied, regarding the authenticity, ownership or legitimacy of the Trust Estate, same that is under exclusive charge of Trustor.

For purposes regarding reports by Trustee to bank and regulating authorities, the Parties expressly acknowledge that the individual appointed by the Technical Committee must deliver every month, within first ten (10) days following the closing of each calendar month, a report including pertinent information as to updated value of assets and rights integrating the Trust Estate, including to such purposes the updated value of assets and rights effectively comprising the Trust Estate, as well as their impairment and, if applicable, the listing of assets and rights that in terms with this Trust Agreement are no longer part of the Trust Estate. Also, the Technical Committee and Vesta must deliver information and documents required, requested by Trustee with regards to the Shares under Trust, shareholding by First Trust Beneficiaries and all those mergers, spinoffs, corporate restructures or any legal act paired with a change in Trustor’s structure.

The above to allow Trustee to perform in terms with its obligation to report patrimonial securities of each trust under its administration before regulating authorities. Failure to deliver a monthly report will entitle Trustee to contract an independent firm of accountants of its choice, charged against the Trust Estate, to perform with its tax and accounting obligations under the charge of Trustee before pertinent authorities.

Should any authority fine or in any manner penalizes Trustee as a result of failure to update the Trust Estate financial statement or failure to deliver or lack of financial information entered in Trust records and such omissions result in nonperformance by the individual appointed by Technical Committee to provide the monthly report in accordance with this Trust, Trustor must indemnify Trustee for the amount of fine or penalty applied; on the understanding that payment of indemnity may not be charged against the Trust Estate.

Six.- Trust Purposes. The trust purposes (“Trust Purposes”) are:

(i)         That Trustee is to be the sole legitimate holder and owner of the Trust Estate administering the Trust Estate in accordance with Technical Committee’s instructions, in terms and under conditions of this Agreement throughout the effective term hereof.

(ii)        That Trustee acquires, purchases and/or subscribes and pays Plan Shares with funds contributed by Vesta into the Trust Estate (“Subscription Funds”); the above on the understanding that Vesta will only be entitled to receive, in exchange for the transfer of Subscription Funds or any other amount, a tax proof issued by Trustee in accordance with applicable tax laws.

(iii)       That Trustee receives Plan’s Part A Shares to be contributed by Vesta into the Trust Estate.

(iv)       That upon termination of this Trust and under the scenarios provided for under the Incentive Plan, Trustee is to transfer Vesta (or to those designated by the latter) any assets and rights then integrating the Trust Estate in accordance with instructions from Technical Committee and the Applicable Laws.

(v)        Trustee, in accordance with the provisions of this Agreement and as per instructions received by Technical Committee, is to perform the acts required or convenient for due implementation and performance with the Incentive Plan in accordance with Articles 57 and 367 of the LMV, including, among other: (a) the acquisition, subscription and/or payment of any Shares under Trust in accordance with the Incentive Plan and this Agreement; (b) reception of Distributions corresponding to Shares under Trust; (c) in accordance with the provisions of this Agreement, is to maintain, invest or deliver to Trust Beneficiaries, as applicable, Distributions received as holder and owner of Shares under Trust; and (d) Trustee is to transfer Shares under Trust to Trust Beneficiaries in accordance with this Agreement and the Incentive Plan.

(vi)       The exercise by Trustee of rights corresponding to the Shares under Trust integrating the Trust Estate (including, without limitation, Economic Rights and Voting Rights) in accordance with this Agreement and written instructions delivered thereto by Technical Committee, directly or through third parties at its instruction.

(vii)       The Transfer of Trust Beneficiary Rights corresponding to Shares under Trust in accordance with written instructions from Technical Committee and in strict adherence to provisions of this Trust and the Transfer of Shares and any Dividends or Distributions by Vesta corresponding to Shares in favor of First Trust Beneficiaries in terms of the Incentive Plan.

(viii)     Trustee, through Attorneys-in-fact as instructed by Technical Committee, is to complete any kind of filing, action and notices to any Government Authority required for attaining the Trust Purposes and Applicable Laws.

(ix)        Trustee is to perform and adhere with written instructions from Technical Committee from time to time, in accordance with this Trust, that may be required for the attainment of its purposes.

(x)         Trustee is to perform any and all acts necessary, convenient, appropriate or useful that may be required to attain any of the purposes herein provided in accordance with instructions from Technical Committee, including the execution of nondiscretionary stock brokerage agreements and order the making of bids for the purchase or sale of Shares under Trust in accordance with Applicable Laws and the Incentive Plan.

(xi)        Trustee is to invest any amounts deposited in the Trust Account under Permitted Investments.

(xii)       In accordance with prior written instructions from Technical Committee, complete any exchange rate transaction to buy dollars, pesos or vice versa with any amounts deposited in the Trust Account, on each case, at the exchange rate applied by the credit institution carrying the Trust Account.

(xiii)      Perform any and all acts and filings that may be required or appropriate to be at all times in compliance with the tax regime foreseen in this Agreement in accordance with prior written instructions from Technical Committee and charged against the Trust Estate.

(xiv)      Grant limited special and/or general powers that may be required for the attainment of Trust Purposes and/or for the defense of the Trust Estate in favor of those designated by Technical Committee, as applicable in accordance with the terms established in this Agreement.

(xv)       The annual payment of any amount to be made by Trustee in favor of First Trust Beneficiaries and/or Vesta in relation to Shares under Trust.

(xvi)      In general, perform any other act that may be required or appropriate for the attainment of Trust Purposes, the Incentive Plan or the Applicable Law.

Seven.- Recording and Account Statement. (i) Vesta will make available to Trustee records containing the following information in relation to Shares under Trust and the then Trust Beneficiaries, to be attached as Exhibit B to this Agreement, same that may be updated from time to time by delivery by Technical Committee to Trustee substituting and updating such exhibit.

(a)        Name, domicile, federal taxpayers’ registry number, e-mail, telephone and fax numbers of Trust Beneficiaries;

(b)        Number and series of Shares under Trust;

(c)         Any Transfer of Trust Beneficiary Rights corresponding to Shares under Trust completed in accordance with prior written instructions from Technical Committee, the provisions of this Agreement and the Incentive Plan;

(d)         Dividends on Shares or exchange of Shares (including those that may result from mergers, spinoffs, corporate restructures or otherwise; and

(e)        Distributions and any other assets or rights received by Trustee in regards with Shares under Trust and all amounts delivered and Shares transferred by Trustee to each Trust Beneficiary.

(ii)        Trustee is to draft and deliver to Vesta and Technical Committee (to allow the latter in turn distribute a simple copy thereof to each Trust Beneficiary) at the closing of each calendar month or upon written request, as applicable, an account identifying the assets and rights integrating the Trust Estate and movements completed as to the latter period reporting acts completed and described under paragraphs (a) through (e) above.

Eight.- Trust Account. Investment of Cash integrating the Trust Estate. Trustee, prior written instructions from Technical Committee, is to open, manage and maintain throughout the effective term of this Trust as many Trust Accounts that may be required or convenient to attain the Trust Purposes; on the understanding that Trust Accounts are to be always opened in name of Trustee as trustee of this Agreement, CIBanco, S.A. Institucion de Banca Multiple, or the credit institution or brokerage house as ordered in above referred to instructions. Trust Accounts will be opened in Mexico, in pesos or dollars, with credit institutions with highest credit rating in the local scale for long-term counterparty risk upon opening, according to prior written instructions from Technical Committee. As to Trust Accounts, should the account be opened by Trustee with CIBanco, S.A. Institucion de Banca Multiple, Trustee’s rights and obligations acting as such and acting on its own account will not extinguish as a result of confusion. Additionally, Trustee will adhere to the provisions of Rule 5.4 of Circular regarding the above referred to bank account, same that is hereinbelow reproduced.

Trust Accounts are to be exclusively under Trustee’s control, who will be the sole person vested with capacity to complete withdrawals therefrom and who will have, subject to the terms of this Agreement, sole and exclusive ownership and control thereon. However, for accurate administration of funds credited thereto, Trustee, as previously instructed by Technical Committee, will provide consultation access to Trust Account, when the nature thereof so allows, to individuals designated by Technical Committee, to allow verification of reception of funds, stock, accessory amounts, proceeds and the accurate funding of the Trust Account indicating: (i) full name, (ii) address; (iii) e-mail; (iv) telephone, (v) simple copy of its official ID, with signature, readable and in force; and (vi) copy of sole population registry of each, in order to verify the reception of funds and the accurate funding of each Trust Account.

Trustee reserves itself the right to request at any time from Vesta, First Trust Beneficiaries and/or Technical Committee, as applicable, to establish the origin or identification of any deposit, contribution, transfer, assignment and increase the Trust Account may suffer, in adherence with ordinances applicable thereto to such effect; on the understanding that checks are received until fund are cleared, transfers will be deemed as received when effectively credited into the Trust Account and under no circumstance cash or currency metals will be received as contributions or deposits.

Following the opening of Trust Accounts, Trustee will make available information in relation thereto and, as applicable, Trustors must deposit the minimum balance required by banking institution holding the Trust Accounts, in order to maintain them active and avoid blocking or cancellation of any account by virtue of a low balance. Should Trustors fail to perform with such obligation, the Parties acknowledge that Trustee will incur in no liability in the event Trust Accounts are blocked or cancelled due to balance required not reached.

(a)        Except otherwise provided herein, or except Technical Committee instructs otherwise to Trustee in advance and in writing, the Opening Contribution and any amounts of money or cash, including dividends or other Vesta Distributions corresponding to Plan Shares received by Trustee for Trust Purposes or in relation to the Trust, will be immediately, temporarily invested, directly or through the execution of buyback transactions and (i) in Investment Securities in accordance with written instructions from Technical Committee; or (ii) in the absence of such instructions, immediately and for periods of twenty-four (24) hours or a day, in available CETES or if no CETES are available, in BONDES or if no BONDES are available, in other Investment Securities maturing within on hundred eighty (180) days following their acquisition. The above on the understanding that Trustee will under no event and no circumstance may hold discretion to establish or resolve as to the investments nor will Trustee be obliged to invest without prior written instruction from Technical Committee clearly and precisely establishing Investment Securities into which the Trust Estate is to be invested.

(b)        Amounts of money or cash received by Trustee in accordance with above paragraph (a), including interests or proceeds accrued from their temporary investment will also be part or the Trust Estate and will be subject to terms and conditions of this Agreement.

(c)        Should any amount of cash be not immediately invested on the same day received in accordance with the above provided, any and all such amounts will remain without being invested in Trust Accounts until they may be invested in accordance with the terms of this Agreement, without detriment to the provisions contained in Circular hereinbelow transcribed for the purposes and of mandatory observance by Trustee.

(d)        Trustee will not be liable for the detriment of securities in which Trustee invests as identified in the above paragraph (a), except for the detriment to Trust Estate resulting from investments made by Trustee that are not in satisfaction with requirements identified in the above paragraph (a) or in the event of Trustee’s fraud, bad faith or negligence, as resolved by pertinent authority in a final non-appealable resolution.

(e)        Trustee will only be obliged to make investments when Trust Estate holds sufficient minimum amounts to make investments in accordance with market scenario and then current provisions, to have access to the applicable type of investment in terms of this Agreement.

The purchase of Investment Securities or investment instruments will be subject to hours, availability and liquidity thereof and market conditions prevailing at the time Trustee completes the transaction. The Parties hereby expressly release Trustee from any liability deriving from the purchase of Investment Securities or investment instruments in terms with this Trust, and for losses or detriments that could affect the subject matter of this Trust as consequence of investments made by Trustee in terms of this Trust in adherence with Technical Committee instructions.

In any event, investment or sale instructions must be issued by Technical Committee to Trustee and from Trustee to financial broker. Neither Trustee nor financial broker managing the investment will under no event be vested with discretionary capacity for investment purposes.

For the purposes of the investment referred to herein, Trustee will in any event adhere to legal or administrative provisions regulating trust funds.

The exercise of rights deriving from investments will be in terms of the investment agreement executed by Trustee upon making the investments in terms of this Trust.

Trustee may perform any and all acts and execute any and all agreements required to make investments of the subject matter of this Trust in accordance with the provisions of this clause, without being obliged in any event to actually deliver securities or instruments acquired as a consequence of investments made.

Trustee, in accordance with express instructions granted thereto by Technical Committee to such effect and charged against the Trust Estate, will pay the amount of all expenses, commissions and any other disbursement deriving from the acts or agreements required to make investments, the banking transactions, financial transactions and all other banking transactions that may be completed with the Trust Estate regarding Investment Securities. In the event the Trust Estate were insufficient to face such disbursements, Trustee is released from any liability, Trust Beneficiaries being expressly obliged to their performance.

For the purposes of investment referred to herein, Trustee is to adhere to guidelines and policy implemented by CIBanco, S.A.’s trust division for investment control and monitoring.

Trustee will not be liable for any detriment suffered by securities in which the Trust Estate is invested, in relation to price of acquisition, due to market changes. Notwithstanding the above, Trustee must always act as a good pater familias and will be liable for losses or detriments suffered by the assets as a result of its fault or negligence, in terms of Article Three Hundred Ninety-one (391) and all other applicable articles of General Negotiable Instruments and Credit Transactions Law [Ley General de Títulos y Operaciones de Crédito - LGTOC], and will be civilly liable for harm and damages resulting from the nonperformance with its obligations assumed hereunder in terms of the provisions and in accordance with paragraph 5.2 of Circular, as determined by authority with jurisdiction in a final non-appealable resolution.

Also, Trustee has clearly and unequivocally explained to the Parties the contents of Section 5.4 of Circular, the first paragraph of which is transcribed below for any and all applicable purposes, as well as preventive measures to be observed by Trustee:

“In accordance with the provisions of Articles 106, Fraction XIX, paragraph a), of the Credit Institutions Law, 103, Fraction IX, paragraph b), of the Stock Market Law, 62, Fraction VI, paragraph a). of the General Mutual Insurance Institutions and Entities Law, and 60, Fraction VI Bis, paragraph a), of the Federal Bonding Institutions Law, Full Service Banking Institutions, Development Banking Institutions that may apply in terms of its organic law, Brokerage Bureaus, Insurance Institutions and Bonding Institutions are authorized to the effect that in performance with Trusts they may complete transactions with themselves acting in their own account, provided these are transactions that by virtue of their applicable law or the provisions emanating therefrom are allowed to perform and preventive measures are in place to avoid any conflict of interest”.

(i)	Trustee may perform transactions referred to under paragraph 5.4 of the Circular, acting on its own account, provided transactions under the LIC or provisions emanating therefrom allow to perform and preventive measures are in place to avoid conflict of interest (the “Transactions”);

(ii)	Transactions will be completed with prior express approval granted by Technical Committee on a case by case by means of written instructions made available to Trustee by any means that may leave documentary trace, including electronic means;

(iii)	upon performing Transactions, any Trustee rights and obligations acting as such and on its own account will not extinguish as a result of confusion;

(iv)	Permitted Investments are authorized and are expressly permitted by Technical Committee and all other Parties to the Trust;

(v)	CIBanco, S.A. Institucion de Banca Multiple’s department or area, acting on its own name, and Trustee’s department or area as such, are not and will not be directly related between them.

In accordance with the provisions Rule 3.2 of Circular issued by Banco de Mexico, any funds not immediately invested in accordance with Trust Purposes must be deposited with a credit institution not later than the Business Day following the date of reception, pending their application to the purpose agreed herein. Should the deposit be with CIBanco, S.A. Institucion de Banca Multiple, CIBanco, S.A. Institucion de Banca Multiple, is to offer the highest rate paid by such institution for transactions under similar term and amount, on the same dates the deposit is maintained, unless and without detriment Trustee is instructed or the Trust Purposes provide that funds deposited and credited in Trust Accounts are to remain on sight without being invested by Trustee in Permitted Investments until reception of new instructions by Technical Committee.

Nine.- Voting Rights. (a) At general meetings (ordinary or extraordinary) or special meetings of Vesta (each, a “Shareholders’ Meeting”) or should shareholders resolve to adopt unanimous resolutions without holding a Shareholders’ Meeting to be formalized in writing (“Unanimous Resolutions”), Trustee will only exercise Voting Rights as to Shares under Trust and will vote as a whole all Shares under Trust in the same sense in which a majority of Shares not integrating the Trust Estate represented at the applicable Shareholders’ Meeting vote, or in the sense previously instructed in writing by Technical Committee.

At the request of Technical Committee, Trustee will grant proxies required to those individuals appointed by Technical Committee to appear on behalf of Trustee and exercise Voting Rights; on the understanding that the Attorney-in-fact will vote always in accordance with the provisions of the immediately prior paragraph or in the sense instructed in the same proxy letter.

Ten.- Economic Rights. Trustee is to exercise Economic Rights deriving from Shares under Trust in accordance with the following provisions:

(a)         Distributions. With regard to Shares under Trust, in the event a Shareholders’ Meeting or the Board of Directors of Vesta resolves to pay, distribute or deliver to Vesta shareholders any: (i) Distributions, including without limitation, amounts in cash as Dividends or Share amortization, reimbursement or capital stock reductions, proceeds deriving from Vesta liquidation, or (ii) shares or partnership interest issued as a consequence of any merger, spinoff or transformation of Vesta, Vesta is to notify such resolution to Trustee through the Technical Committee and Trustee is to charge and receive pertinent Distributions; on the understanding that such Distributions will be maintained and be invested by Trustee as part of the Trust Estate until their delivery to Trust Beneficiaries in accordance with this Trust and Incentive Plan, in terms established for Permitted Investments under Clause Eight of this Agreement.

Eleven.- Transfers. Except for Permitted Transfers, none of the First Trust Beneficiaries may, directly or indirectly, sell, assign, dispose of, exchange, pledge, mortgage, encumber or in any other manner transfer (individually referred to as a “Transfer”) the entirety or a part of its Trust Beneficiary Rights without Technical Committee and Trustee’s prior written consent. Vesta may transfer its rights as Second Trust Beneficiary by means of written notice to Trustee three (3) business days in advance to the date the Transfer in question enters into effect.

Any Transfer of Trust Beneficiary Rights by First Trust Beneficiaries and/or Second Trust Beneficiary without the consent referred to in the above paragraph will null and have no legal effect whatsoever. In cases in which the Technical Committee approves a Transfer of Trust Beneficiary Rights, the respective transfer will be subject to execution and delivery by acquirors to Trustee a Joinder Instrument. To such effect, any joining Trust Beneficiary intending to be part of this Trust must deliver to Trustee, within a term not exceeding five (5) Business Days prior the execution of the Joinder Instrument, all information and documents required in terms with Trustee’s Know Your Customer Policy.

Anyone acquiring the entirety or a portion of Trust Beneficiary Rights must (i) execute and deliver a Joinder Instrument to Trustee to join and become subject to terms and conditions of this Agreement as Trust Beneficiary and to assume the obligations established herein under the charge of Trust Beneficiary whose Trust Beneficiary Rights are required, and (ii) satisfy requirements determined by Trustee in accordance with provisions of Article 115 of the Credit Institutions Law.

Twelve.- Technical Committee. (a) On the grounds of Article 80 of the LIC, a Trust Technical Committee is hereby created and established (the “Technical Committee”) integrated by those appointed by Vesta’s Corporate Practice Committee, the latter having to notify Trustee in writing about the appointment and any change to the integration of such body, attaching thereto as to each standing and alternate members: (i) simple copy of current official ID, with signature and readable; (ii) simple copy of the sole population registry number [clave unica de registro de poblacion - CURP]; (iii) simple copy of the federal taxpayers’ registry [registro federal de contribuyentes - RFC]; (iv) original of the KYC form delivered by Trustee for identification of Technical Committee members, duly filled in and without leaving any blanks; and (v) proof of domicile designated in Trustee’s KYC form within the three (3) months following the date of issue.

(b)        The Technical Committee will have a Chairman appointed by the favorable vote of a majority of members of the Technical Committee and a Secretary, who may or may not be member of the Technical Committee, whom is to keep the minutes book of Technical Committee meetings. The Secretary will be appointed, removed and replaced by majority of votes of the Technical Committee.

(c)        At first, the Technical Committee will be integrated by standing and alternate members designated under Exhibit C attached hereto.

Vesta commits to notify Trustee of any change in membership of Technical Committee, Chairman or Secretary, as the case may be, and in case of new appointments of Technical Committee members, to make available to Trustee as to each of such new members any documents listed under paragraph (a) above.

(d)        The Technical Committee is to hold meetings as often as required, in person or by conference call, provided call by such effect by any of its standing members or by the Trustee by means of written call sent to by courier or transmitted by fax to each of all other members, copying Trustee, at least three (3) business days in advance to the date identified to hold the meeting, and the applicable agenda is to be included in such call. Trustee is entitled to appoint a representative to attend at Technical Committee meetings, without voice nor vote, and without the absence thereof representing an adjustment to attendance and resolution quorum of the Technical Committee.

Except otherwise expressly provided for herein, to the effect that Technical Committee meetings be deemed as legally held, the attendance of at least a majority of its members will be required and its resolutions will be valid when adopted with the favorable vote of a majority of its members in attendance at the meeting in question.

Minutes will be drafted at each meeting evidencing the names of the attendees and resolutions adopted, same that is to be signed by the meeting’s Chairman and Secretary; on the understanding, however, that if the meeting was held by conference call, the minutes are to be signed by all the members in attendance during the conference call. Trustee must receive from every meeting, through the Chairman and Secretary of Technical Committee, a copy of the meeting’s minutes and, as applicable, pertinent instructions when any resolution to be executed by Trustee has been adopted. Should Technical Committee Secretary fail to attend at any Technical Committee meeting, the Secretary appointed at the meeting will send pertinent meetings to Technical Committee Secretary for transcription in the minutes book.

(e)        The Technical Committee will be vested with capacity expressly provided for herein and will be the sole body authorized and with jurisdiction to issue instructions or deliver notices and communications to Trustee as to any matter, act or fact directly or indirectly related with Trust Purposes, including, without limitation, the right to appoint and remove anyone as Trust Beneficiary, the transfer of Shares under Trust to First Trust Beneficiaries and payment of distributions.

In exercise of capacity foreseen herein, the Technical Committee, through the Chairman or two of its members, will perform the following acts by means of instructions to Trustee:

1.          Receive any amounts from Vesta.

2.          Receive any Plan Shares from Vesta.

3.          Acquire by subscription or purchase through the Stock Market any Plan Shares.

4.          Transfer by means of release and assignment of Shares of each party to the Plan in favor of Trust Beneficiaries identified under the instructions.

5.          Enter into account books in name of each Trust Beneficiary and issue documents to confirm information as to the Trust Estate.

6.          Any other act required to attain Trust Purposes.

Thirteen.- Defense of Trust Estate; Responsibility of Trustee and Indemnity. (a) Trustee will act as good pater familias and will not abandon nor will cause or allow any damage to the Trust Estate that may result in detriment or reduce to any extent the market value of the Trust Estate or any portion thereof.

(b)         Vesta will pay promptly any taxes, dues, assessments or charges of any nature (including, if applicable, fines, surcharges and updates) applied by any Government Authority in relation to the Trust Estate (“Taxes”).

(c)         Vesta, directly or through Vesta Management, if applicable, commits to determine, withhold and pay any applicable Taxes, including income tax on salaries to First Trust Beneficiaries in the month Transfer of Shares of each portion of the asset occurs. Notwithstanding, in the event Trust Beneficiaries, as applicable, are obliged to pay taxes in accordance with Applicable Laws, Trust Beneficiaries commit to pay applicable Taxes corresponding thereto. Vesta or Vesta Management and, if applicable, First Trust Beneficiaries must make available to Trustee, upon Trustee’s request, copies or official proof of prompt payment of such taxes.

(b)         Trustee will not be liable for the acts or omissions of Trust Beneficiaries, Vesta or third parties preventing or hindering performance with the Trust Purposes.

(c)         Should Trust Estate defense be required, Trustee will be only obliged to report such circumstance to Vesta and Technical Committee as soon as possible and grant powers in favor of those appointed by Technical Committee in writing to such effect (the “Attorneys-in-fact”); on the understanding, however, that Trustee will not assume any liability in relation to the acts performed by such Attorneys-in-fact (this provision will be included in powers granted by Trustee for the attainment of Trust Purposes and/or for the defense of the Trust Estate) and on the understanding further that the Parties to this Trust agree that any and all costs, fees and expenses incurred by Attorneys-in-fact in exercise of such powers will be paid by Vesta, without Trustee incurring in liability due to any of such costs, fees and expenses.

(d)         In the event of a sentence were rendered at any proceeding followed in relation to the Trust Estate or against Trustee as such, by any third party, payment of expenses and court costs determined in such case will be under the charge of Vesta.

(e)         In any event, Trust Beneficiaries or, if applicable, Vesta, will notify Trustee in writing within five (5) Business Days following the existence of any fact or condition diminishing or, in the event of a specific notice or the transpiration of time or both, such act may adversely affect or reduce the market value of the Trust Estate or the attainment of Trust Purposes.

(f)          Trustee will not be liable for any losses incurred as a result of the acts completed in accordance with Trustee’s indications, notices and/or communications and purposes, except for the acts or omissions as a result of negligence, bad faith or fraud by Trustee, determined by authority with jurisdiction in a final and non-appealable resolution.

(g)         In the event of an emergency, Trustee must complete acts required to maintain the Trust Estate and the rights deriving therefrom.

(h)        Trustee will not be liable before Trust Beneficiaries and Vesta for losses, damages or claims by reason of Trustee’s good faith act or omission, provided within the sphere of functions conferred thereto by virtue of this Trust and without there being negligence, fraud or bad faith by Trustee, in a final and non-appealable resolution by pertinent authority.

(i)          Trust Beneficiaries and Vesta will be respectively obliged to (i) indemnify and keep Trustee, its trust delegates, employees and attorneys-in-fact, harmless in the event of any claim, proceeding, lawsuit, complaint, liability, Losses, damages, sanctions, actions or resolutions filed, introduced, rendered or imposed by anyone or pertinent authority against Trustee, its members, officers, employees and attorneys-in-fact; and (ii) reimburse Trustee, its trust delegates, employees and attorneys-in-fact, any cost, expense or disbursement of any nature (including reasonable documented expenses and fees of legal counselors) incurred, or any damage they may suffer by virtue of any claim, lawsuit, proceeding, complaint, liability, loss, damage, fine, action or judgment filed, rendered or imposed against Trustee, its members of the board, officers, employees and attorneys-in-fact in relation to the validity and legality of this Trust, or any acts by Trustee in accordance with instructions, notices and/or communications received in accordance with the terms and conditions of the Trust, except acts resulting from the negligence, fraud or bad faith of Trustee or its trust delegates, employees, members of the board, officers or attorneys-in-fact, as a resolved in a final and non-appealable resolution rendered by pertinent authority.

(j)          Trust Beneficiaries and Vesta will solely and exclusively be liable for acts and omissions incurred by each, to be therefore not understood as joint obligors.

(k)         Notwithstanding any provision otherwise in this Agreement, Trust Beneficiaries and Vesta will have no obligation to indemnify or reimburse Trustee in the event of negligence, fraud or bad faith of Trustee, declared by pertinent authority in a final and non-appealable resolution.

(l)          Trustee has made known to the Parties that Trustee will be liable under civil laws for any harm and damages caused as a result of nonperformance with its obligations assumed herein, in terms of the provisions and in accordance with the contents of paragraph 5.2 of Circular 1/2005, as resolved by pertinent authority in a final and non-appealable resolution.

Fourteen.- Irrevocability of Trust; Reforms; Entry with RUG. (a) The Trust will be of irrevocable nature and will remain in full effect until maturity, except in cases of early termination established under paragraph (b) of Clause Fifteen below.

(b)         The terms and conditions of this Agreement may only be reformed or amended with written consent of all Parties to the Trust. Regarding First Trust Beneficiaries, they may only have discretion as to reforms or amendments to terms and conditions hereof affecting them. The above on the understanding that in the event of joinder or termination of Trust by a single First Trust Beneficiary, the consent of all other Parties to the Trust will not be required, being only sufficient partial termination or expressed partial termination or joinder in writing from applicable First Trust Beneficiary.

(c)         The Parties agree that this Agreement may be entered in the Sole Movable Guarantee Registry of the Public Registry of Commerce at the request of the Technical Committee.

Fifteen.- Effective Term of the Agreement; Termination. The Trust will remain in force for a maximum term permitted under Applicable Laws, except that the same is terminated in terms with the following paragraph (b).

(b)         This Agreement may be early terminated (i) on any date, by means of written resolution of all Parties to such effect, (ii) ten (10) Business Days following the date Technical Committee notifies in writing to Trustee as to termination of the Incentive Plan, (iii) in the event all Shares under Trust are subject of a Transfer in accordance with the terms of this Agreement and the Incentive Plan and without pendency of any Share transfer and/or any other Distribution; or (iv) the termination, liquidation and settlement of trust agreement is executed.

(c)         On the date this Agreement is terminated, Trustee will transfer and revert to Vesta or to anyone designated by Vesta in writing the assets and rights integrating the Trust Estate on such date, at all times observing the formalities established by the Applicable Law as to the respective transfer, as well as payment of Taxes, expenses and costs deriving therefrom.

Sixteen.- Legal Prohibitions. In accordance with provisions of Fraction XIX, sub-paragraph (b) of Article 106 of the Credit Institutions Law, the following is inserted:

“Article 106.- Credit institutions will not:

XIX.- When engaged in transactions referred to under Fraction XV of Article 46 of this law:

b)          Answer to trustors, principals or clients for nonperformance by debtors for loans granted, or issuers for securities acquired, except when as a result of own fault, in accordance with the provisions of the closing portion of Article 391 of the General Negotiable Instruments and Credit Transactions Law, or guarantee the earning of yield from funds the investment of which is entrusted thereto.

If upon termination of trust, mandate or commission established for the granting of loans these had not been settled by debtors, the institution is to transfer them to trustor or trust beneficiary, as the case may be, or to principal or customer, refraining from cover the amount thereof.

In trust, mandate or commission agreements the provisions in this paragraph are to be notoriously inserted, including a declaration by trustee in the sense of having unequivocally made its contents known to those from whom assets were received for contribution into the trust;

(c) through (g)…

Any pact contrary to the provisions of the above paragraphs will be null”.

In accordance with the provisions of Rule 5.5 of the Circular, the following is to be inserted:

“6. Prohibitions

6.1 In execution of Trusts, Trust Institutions will be prohibited from:

a) Charging against trust estate prices other than those agreed upon closing transaction in question;

b) Guaranteeing the earning of yield or prices for funds the investment of which is entrusted thereto; and

c) Performing transactions under conditions and terms contrary to own policy and sound financial practice.

6.2 Financial institutions may not execute transactions with securities, negotiable instruments or any other financial instrument not in satisfaction with specifications agreed under the applicable trust agreement.

6.3 Trust Institutions may not be in charge of Trusts not authorized to be executed in accordance with laws and provisions governing them.

6.4 Under no event Trust Institutions may cover against trust estate payment of any penalty imposed to such institutions by any authority.

(…)

6.6 Trust Institutions are to adhere to the provisions of Articles 106, Fraction XIX, of the Credit Institutions Law, 106, Fraction IX of the Stock Market Law, 62, Fraction VI, of the General Insurance Mutual Institutions and Companies Law, and 60, Fraction VI Bis of the Federal Bonding Institutions Law, as applicable to each Institution”.

Seventeen.- Expenses; Costs; Taxes and Fees. (a) All expenses, costs, Taxes, commissions and fees related or deriving from drafting and execution of this Agreement and any amendment hereto, as well as any act or document produced, prepared, executed or notified in accordance with this Agreement, including any and all expenses incurred by Trustee in performance with its obligations hereunder, will be fully and exclusively under the charge of Vesta; on the understanding, however, that any expenses, costs, Taxes, commissions and fees deriving from Transfer of Trust Beneficiary Rights or Trust Estate in accordance with this Agreement or otherwise will be under the charge of the applicable Trust Beneficiaries.

(b)         By virtue of its appointment and performance as Trust’s Trustee, Vesta will pay Trustee fees and all other amounts listed under Exhibit D attached hereto.

(c)         Except for expenses, Taxes and fees in relation to the Transfer of the Trust Estate to be under the charge and paid directly by Trust Beneficiary in question, any and all expenses and fees payable in relation to attainment of the purposes hereof, will be under exclusive charge of Vesta, Vesta therefore committing to charge the Trust Estate with all amounts required to allow Trustee have sufficient funds to cover the costs in question. Trustee will not be obliged to perform any of the acts foreseen herein or instructed by Technical Committee in accordance with its terms, if there are no sufficient funds to cover the pertinent cost, including own fees.

(d)         In the event that within a term exceeding thirty (30) calendar days as from the date the pertinent payment is due Trustee has not received amounts corresponding to its fees from Vesta, Trustee will be vested with capacity to charge its fees from available funds in the Trust Estate. In the event of there being no sufficient funds to complete collection of Trustee fees, First Trust Beneficiaries and Vesta hereby authorize Trustee not to perform with any instruction under its charge pending payment thereto of pertinent fees, without detriment of the provisions in the following paragraph.

In the event that within a term exceeding forty (40) calendar days as from the date the pertinent payment is due Trustee has not received directly from Vesta the amounts to cover its fees or collection of such fees against Trust Estate is impossible, Trustee will be vested with capacity to charge default interest on unpaid balances at an annual rate equivalent to the amount resulting from applying the Average Interbanking Equilibrium Interest Rate [Tasa de Interes Interbancaria de Equilibrio - TIIE] for twenty-eight (28) days plus two (2) points as published by Banco de Mexico in the Official Gazette of the Federation during the period running from the date such fees were due up to the date of full payment of such unpaid balances.

Eighteen.- Notices. (a) Any notice or other communication required or allowed in terms of this Agreement will be in writing and will be delivered: (i) in hand; (ii) may be sent by fax; (iii) through a private overnight courier service (such as DHL, UPS or Federal Express); or (iv) by e-mail accompanied by a PDF form attachment duly subscribed by Authorized Officer without the original being required for execution. Such notice will be deemed as delivered upon hand delivery or, if transmitted by fax, upon confirmation or, if sent through a private courier service paid in advance, one (1) Business Day following the date of sending to the following addresses:

(i)          To First Trust Beneficiaries:

At the domicile indicated in the Joinder Instrument.

To the attention of the First Trust Beneficiary in question.

(ii)         To Vesta:

Paseo de Tamarindos No. 90, Torre II, piso 28

Col. Bosques de las Lomas

C.P. 05120

Ciudad de México

Attention: CFO and Legal Director

(iii)        To Trustee:

Cordillera de los Andes 265, Piso 2,

Col. Lomas de Chapultepec,

Delegacion Miguel Hidalgo,

C.P. 11000,

Ciudad de Mexico, Mexico

(55) 50 63 39 27 / 39 11

Attention: Mara Patricia Sandoval Silva and/or Trustee Delegate of Trust CIB/29.62

E-mails: masandoval@cibanco.com; rovalle@cibanco.com; instruccionesmexico@cibanco.com; nserrano@cibanco.com

(b)         Anytime any of the Parties may designate a different domicile or individual to receive notices in accordance with this Agreement by means of notice delivered to the other Parties in accordance with the provisions of this clause and in the absence of such notice, any notices or communications delivered at the above identified domicile will enter into full force and effect in accordance with paragraph (a) above.

(c)         Technical Committee agrees in delivering to Trustee any kind of instructions, notices and/or communications in relation to this Agreement by fax/facsimile and/or as hard copied letterheaded original letter and/or e-mail accompanied by a PDF attachment and subscribed by Authorized Officer. By virtue of the above, the Technical Committee hereby authorizes Trustee to proceed as per instructions received through the above referred to means.

(d)         Trustee will not be obliged to verify the authenticity of such instructions or communications nor make sure as to the identity of sender or conforming party, therefore, both Parties expressly agree to be bound by any instruction or communication sent in their name and accepted by Trustee. Independently from the above, Trustee may exercise discretion, provided reasonably motivated or suspected to act on or not and/or to request confirmation by phone as to any instruction, notice and/or communication received in accordance with this clause, on the understanding that Trustee will notify the Parties in writing as soon as possible upon deciding deferral of instructions performance, pending confirmation by phone.

(e)         By virtue of the above, the Trustee is authorized to act in accordance with instructions transmitted thereto in terms with this Clause Eighteen and Clause Twelve above.

(f)          In the event instructions, notices and/or communications are not delivered as above referred to and/or a confirmation phone call proves impossible with regard to the above, the Parties expressly and irrevocably instruct Trustee not to execute instructions, notices and/or communications.

Any instructions, notices, requests, replies and/or any other communications to Trustee are to satisfy the following requirements:

1.	Must be sent at Trustee conventional domicile.

2.	Must be specifically directed to CIBanco, S.A. Institucion de Banca Multiple, as Trustee of the pertinent Trust.

3.	Must include as reference the internal identification number assigned to the Trust: “CIB/2962”.

4.	Must make reference to the clause of the Agreement in accordance with which the party issuing the instruction is vested with capacity to such effect.

5.	Must bear the autograph signature of individuals listed in the document entitled “Signature Certification” attached hereto as Exhibit E, requested by Trustee in terms with “KYC” policy prior the execution of this Agreement, designating its authorized officers (“Authorized Officers”).

6.	Must expressly and clearly establish with accuracy as requested by Trustee, indicating amounts, totals and specific activities.

7.	In the event of instructions related to deposits, transfers and/or payments, the trust account through which payment is to be made must be indicated and the account where required deposit is to be made, detailing: (i) account number, (ii) CLABE, (iii) banking institution holding referred to account, (iv) beneficiary, (v) branch, and (vi) reference. In the event of payments to be made in US dollar accounts, punctually indicate: (i) SWIFT code and (ii) intermediary bank information.

Any notice, information, request or instruction intended to be sent by e-mail in relation to movements, transactions, management and administration of the Trust Account is to be sent accompanied by PDF attachment to all Trustee’s e-mails listed under paragraph a) of this clause.

In the event that the Agreement fails to provide a different term, the pertinent instruction must be delivered to Trustee at least three (3) Business Days in advance to the date execution of such instruction.

Failure to perform with any of the above paragraphs releases Trustee from obligation to perform with the instructions contained in such communication, therefore, without liability for the result of its failure to act pending curation of errors in referred to instruction letter.

By virtue of the above and notwithstanding not expressly provided for herein, the Parties agree that for the attainment of Trust Purposes and/or any document in relation thereto to which Trustee is party, Trustee will at all times act in accordance with instructions received in writing from Technical Committee, except in those cases in which Trustee is to defend the Trust Estate.

Anytime Trustee acts in adherence to duly issued instructions by anyone with capacity in terms of this Agreement and in accordance with its terms, conditions and purposes, its acting and result will not make him liable to any extent and will only be obliged to be answerable against the charge of Trust Estate until exhausted, provided its acts had not been the result of negligence or bad faith as resolved by pertinent authority in a final and non-appealable resolution.

Trustee will execute any money-related instructions the same day of reception if such instructions were received prior eleven (11) a.m., and the following Business Day if instructions were received subsequent such hours. In the event of nonmoney related instructions, Trustee is to execute instructed acts within seventy-two (72) hours following reception of pertinent instruction, provided in possession of documents required to execute such instruction.

Regarding instructions or communications to be made to Trustee, the Parties are aware of the risks implied by the issue of instructions by electronic means, such as errors, non-security and non-confidentiality, as well as the possibility of resulting fraudulent activities. By virtue of the above, the Parties hereby authorize Trustee to proceed in accordance with instructions through above described means, reason why the Parties hereby release Trustee from any liability deriving from such transmittals; the above on the understanding that Trustee will not be obliged to verify the authenticity of such instructions or communications nor verify the identity of sender or confirming party, therefore, the Parties to this Agreement expressly commit to be bound by any instruction or communication sent in their own name and accepted by Trustee.

(g)      The Parties from now agree the use of electronic means for delivery of instructions to Trustee for completion of transactions with liquid funds integrating the Trust Estate through the individual or individuals appointed as authorized officers to such effect in accordance with legal provisions applicable on this subject and guidelines issued by Trustee to such effect, from now assuming any liability for the use of password made available thereto by Trustee to access such electronic means in terms with the following:

a)	User ID will occur by using keys and passwords made available by Trustee, same that for the purposes of Article Fifty-two (52) of current LIC will be deemed as ID mechanism, which use and availability of such identification means will be under exclusive charge of designated individual or individuals.

b)	Instructions sent using referred to electronic means will have same legal effect as instructions bearing an autograph signature of Authorized Officer or Officers to dispose of liquid funds integrating the Trust Estate, and Trustee must guarantee integrity of information transmitted by such means.

c)	Creation, transmittal, modification or extinction of rights and obligations inherent to transactions and services in question will be evidenced in a log keeping any and all data related to received instructions.

d)	User authentication will occur by using access keys and passwords, as well aa a second authentication device using dynamic information for monetary transactions.

e)	Confirmation of completed monetary transactions through Trustee’s electronic media may be through electronic means themselves using the following options:

–	Consultation of movements completed and balance consultation, such as investment agreements, fees pending payment and yield rates.

–	Deposit, withdrawal, transfer amongst own contracts, payment of fees and pending instructions.

–	Financial information, such as account statement, balance sheet, income statement and trial balance.

f)	Trustee hereby reports that main risks existing due to use of electronic means in terms of this clause are: [a] profile theft using malware and potential electronic fraud; [b] inability to complete transactions; [c] potential theft of sensitive data of service owner; [d] access to portals comprising user security profile;

g)	Trustee hereby reports to the Parties the following recommendations to prevent the completion of irregular or illegal transactions: [a] maintain operation system and every component thereof updated; [b] use an antivirus software and maintain it updated; [c] install a personal firewall; [d] install an antispyware and maintain it updated; [e] configure internet explorer security and privacy levels at least at medium level; [f] not click on any e-mail link if sender authenticity cannot be verified; [g] make sure of being in a safe website to complete commerce or electronic banking transactions; [h] never disclose confidential information to anyone; [i] change usernames and passwords frequently; [j] learn to distinguish warning signs; [k] consider installing a toolbar in the browser protecting from fraudulent sites; [l] avoid performing financial transactions from public places or through wireless networks; [m] periodically check accounts with electronic access; [n] in the event of any irregularity, contact Trustee; [o] report fraudulent or suspicious e-mails.

h)	The Parties must promptly report Trustee any change in Authorized Officer record to use Trustee’s electronic means. These changes are to include user cancellation and activation, as well as changes in their functions as to the sending of instructions in terms with the Trust Agreement.

i)	Anytime Trustee acts in adherence to duly issued instructions by anyone with capacity in accordance with the Trust and in accordance with its terms, conditions and purposes, Trustee acting and results will not result in any liability thereto and will only be obliged to be answerable, charged against the Trust Estate and up to its exhaustion.

The Parties agree that in the event Trustee is to receive documents by virtue of the Trust or in attainment of its purposes, such documents will be received at the domicile identified herein during Business Days and hours.

Nineteen.- Exhibits and Attachments. Exhibits and attachments are an integral part hereto as if inserted literally herein and will be deemed that any reference in this Agreement includes a reference to exhibits and attached documents.

Twenty.- Headings; References. Headings herein are only for reference purposes without affecting construction of this Agreement. Headings and titles herein are only for convenience purposes without affecting construction hereof.

Twenty-one.- Counterparts. This Agreement is executed in four (4) counterparts, all together to be deemed and constituting a single instrument.

Twenty-two.- Applicable Laws; Jurisdiction. For construction and performance hereof, the Parties hereby submit themselves to applicable laws of Mexico and to the jurisdiction of federal courts with jurisdiction in Mexico City, expressly waiving by these means to any other jurisdiction or forum that may correspond thereto by virtue of their current or any other future domicile, the location of its assets or due to any other cause.

Twenty-three.- Resignation and Trustee Substitution. (a) Trustee may resign or be removed by resolution of Technical Committee or by resolution of Vesta. In the event of removal, Vesta is to request removal in writing through its Technical Committee (the “Removal Notice”) at least thirty (30) Business Days in advance to the date of entry into effect of such removal. In the event of resignation, Trustee must deliver written notice (“Resignation Notice”) to Vesta and the Technical Committee; on the understanding that such resignation will not enter into effect for any purposes until any of the following first occurs: (i) the date of appointment of a successor Trustee by Vesta and acceptance by such successor trustee to its appointment to act as Trustee hereunder, and (ii) ninety (90) days following delivery of such Resignation Notice.

(b)         In the event of Trustee’s resignation or removal from office in accordance with this Agreement, Trustee is to draft a report regarding the Trust Estate comprising from the last report delivered up to the date such resignation or replacement enters into effect, as the case may be. The Parties will have ten (10) Business Days to examine and formulate clarifications deemed pertinent as to the report submitted by Trustee; on the understanding that following such term, the report will be deemed as implicitly approved if no observation is made.

(c)         Upon designation of a substitute trustee, the substitute trustee will acquire ownership and title of all assets integrating the Trust Estate and will be invested with all powers, rights, capacity and obligations in terms with this Agreement.

Twenty-four.- Prior Documents. This Trust Agreement renders null all other agreements, pacts, letters and communications subscribed or exchanged by or between the Parties in relation to the Trust Estate. Upon subscription hereof, Trust Beneficiaries expressly acknowledge that the Trust Estate is not nor it be deemed or construed as an employment benefit, as such Trust Estate derives exclusively from a commercial relationship unrelated and independent from the employer-employee relationship that may exist between Trust Beneficiaries, on the one hand, and Vesta Management or respective subsidiaries, or both, on the other.

Twenty-five.- Restricted Persons List. The Parties acknowledge and agree that in adherence to Article 115 of LIC and that identified under Article 70 of the General provisions referred to in such article, Trustee is to immediately interrupt services rendering in favor of those customers named in the blocked persons list. In relation thereto, the Parties acknowledge and agree that in the event any of them were therein listed, Trustee is to cease rendering services and report such situation to SHCP, in which event Trustee will not be liable for failing to perform with obligations established hereunder.

Twenty-six.- Granting of Powers. Trustee under no circumstance will grant powers for access of ownership, powers to open bank accounts, powers to subscribe negotiable instruments and execute credit transactions, or delegate or be substituted in such powers, same that are to be at all times exercised by Trustee through its trust delegates in accordance with written instructions from Technical Committee.

In exercise of any general or special power granted by Trustee in terms hereof, exclusively and solely as Trustee of this Trust. Attorneys-in-fact are to notify Trustee in writing as to completion of any act that may compromise or place at risk the Trust Estate. Without exception, powers that may be granted by Trustee will be subject to a term of two years as from the date of their granting and will be solely and exclusively granted to individuals.

In any and all public instruments evidencing the granting of powers by Trustee, the terms of this clause and the following Attorneys-in-fact obligations will be expressly included:

(i)	This Trust’s general characteristics and the instruction letter issued in favor of Trustee for the granting of Powers are to be included in the background section of pertinent Notarial Instrument.

(ii)	Attorney-in-fact obligation to appear at all those legal acts in which intervention thereof occurs will exclusively be as Trustee’s Attorney-in-fact in relation to Trust, and will under no circumstance be deemed as trust delegates.

(iii)	Attorney-in-fact obligation to review any and all documents and filings that may occur in terms of the power granted thereto and quarterly report Trustee in writing, or upon Trustee written request, as to acts executed and formalized deriving from the exercise of power granted thereto to such effect.

(iv)	Transcribe in any instrument granting power thereto, as well as in those documents subsequently exercised, the following Attorney-in-fact obligation: “the attorney-in-fact and Trust Beneficiaries of Trust commit to maintain Trustee and its trust delegates, employees and attorneys-in-fact harmless from any and all liability, damage, obligation, complaint, judgment, transaction, request, reasonable and documented expenses and/or court costs of any nature, including reasonable documented attorneys’ fees originated from claims or actions exercised by third parties deriving or related with the granting or exercise of power by such attorney-in-fact”. The contents of this paragraph will indicate that the Attorney-in-fact obligation to indemnify Trustee is to remain in force even following revocation of power granted in the pertinent instrument.

(v)	The limit that the Attorney-in-fact may not delegate nor substitute powers granted thereto.

(vi)	Transcribe an express statement that all payments of expenses sourcing from the granting of pertinent power will be charged against the Trust Estate until exhausted, without resulting in a liability for Trustee and they will be deemed as Trust maintenance expenses.

(vii)	In the event Trustee grants special powers with capacity for lawsuits and collections to be exercised before court authorities for those acts related with litigation or contingencies deriving from acts not within ordinary day-to-day business, operation and administration of Trust Estate, it should be established that for the exercise of pertinent power (except that due to urgency of the act it may not be produced), Attorney-in-fact is to first have an authorization letter from Trustee indicating and detailing the person against to which such power is to be exercised. In turn, Attorney-in-fact will remain obliged to quarterly report Trustee as to the status of pertinent proceeding regarding which Trustee authorization letter was requested, indicating pertinent authority before whom the proceeding is being carried.

(viii)	Attorneys-in-fact in exercise of powers granted thereto hereunder commit not to deliver nor offer to any employee or officer of any Government Authority or entity a gift, tip or payment in cash or kind to obtain a benefit or complete a filing or receive preferential treatment or any consideration favorable thereto.

Nonperformance with any obligation listed in the above paragraphs attributable to Attorneys-in-fact may result in unilaterally revocation of powers granted in pertinent public instruments by Trustee.

Twenty-seven.- Confidentiality. (a) Confidentiality Obligation. The Parties not to disclose to anyone without the applicable Party’s prior written consent (except to employees, affiliates and/or subsidiaries, auditors or advisors, in terms of the paragraph below) any information regarding the execution of the purpose of this Agreement or any other information exchanged between the Parties by reason hereof. The Parties agree that this obligation will be in force throughout the effective term of this Agreement and for two (2) years subsequent termination.

(b)         Exempted Persons. The Parties may share confidential or privileged information referred to in the above paragraph with its affiliates and/or subsidiaries, as well as respective employees, members of the board, auditors and advisors, provided they are required to perform with the provisions of this clause; on the understanding that each Party as corresponding of each will be responsible for the confidentiality of such information by such individuals. In accordance with Article 106, Fraction XX, of the LIC, the Parties hereby expressly authorize to Trustee to disclose, share and/or make available information regarding the Parties to this Trust regarding personal data and/or ID documents, with its own group’s financial institutions, subsidiaries, representation offices, branches, agents, commission brokers, authorities and third parties with which the Trustee is related anywhere each of referred to persons are located, even information required regarding the rendering of services for the performance of obligations in accordance with the applicable law, internal policy, statistical purposes, data processing and risk analysis.

(c)         Exception Cases. Without detriment to the above, the Parties will be vested with capacity to disclose such information in the following cases: (i) when such information has been accessible to the general public, except as a result of nonperformance by any of the Parties; (ii) that such information has been requested by authority having or claiming to have jurisdiction over the party disclosing or expressing such information (on the understanding that such authorities may not be contravened) or that such information is contained in documents that must be filed with such authorities; (iii) by virtue of so being established in any applicable legal provision with jurisdiction on such Party; (iv) any potential assignee of trust beneficiary rights of this Trust; on the understanding that such potential assignee must be warned as to the contents of this confidentiality clause and such assignee agrees to commit in its terms as if a party hereto; or (v) as deemed required or convenient by First Trust Beneficiary to complete any act or filing in relation to mandatory performance of the Trust.

Twenty-eight.- Anticorruption and Anti-Money Laundering. The Parties recite that during negotiations for the execution of this Agreement and throughout its effective term and any works deriving therefrom, they have conducted themselves and will continue conducting themselves in adherence to following directives: (i) perform with obligations and restrictions provided for in the Federal Law to Prevent and Identify Transactions with Funds from Unlawful Origin and any derivative secondary laws; (ii) resources used for the purposes of this instrument are of lawful origin; (iii) are not in any nor in any number of assumptions established by Articles 139, 139 Bis, 139 Ter, 139 Quatre, 139 Quinquies, 148 Bis, 148 Ter, 148 Quatre, 400 Bis or 400 Bis 1, of the Federal Criminal Code; (iv) that their company or employees are not named in any blacklist issued by international or local bodies; (v) Conduct Rules to deter extortion and bribery published by the International Chamber of Commerce and the Federal Anticorruption Law in Public Contracting in Mexico; and (vi) perform with any law applicable thereto regarding money laundering and terrorism financing prevention, committing to act in accordance thereto at all times and before their counterparties and third parties.

Twenty-nine. Indemnity to Trustee. The Parties agree that this Trust is not established for profit, therefore, not within the regulating assumptions established in the Income Tax Law and any other legal ordinances that may apply in accordance with amendments to tax laws, or else, in any assumption of cause or obligation of tax nature.

The Parties agree that each of them is individually responsible for performing with respective tax obligations and payment of taxes and all other assessments accrued by virtue of this Trust in terms of Applicable Laws by virtue of the fact that this Trust does not have as a purpose the performance of business activities. Therefore, neither Party will be deemed as a joint obligor regarding the other in relation to such tax obligations.

Vesta must make available to Trustee upon request any and all documents required or sufficient to demonstrate that tax obligations under its charge have been duly and fully performed.

Vesta agrees that Trustee has not provided nor will it provide advisory on tax, legal or accounting issues leading to adopt any actions or make decisions in relation to the creation and operation of this Trust. Vesta recites having received advisory from own advisors on legal, tax and accounting issues with enough experience to establish any legal and tax risk.

Vesta assumes before Trustee and before third parties any liability deriving from any tax assessment deriving or that could derive from the creation of the Trust or the management and ownership of the Trust Estate; therefore, if required, Vesta commits to make contributions to Trust Estate required to settle such assessments and, otherwise, indemnify and keep Trustee, its trust delegates, legal representatives, attorneys-in-fact, directors or employees harmless regarding payment of any obligation deriving from such concept; on the understanding that Vesta will be liable for any obligation under its charge.

By virtue of the above, Vesta, as responsible for performance and applicable, omission with tax obligation, agrees that Trustee, its trust delegates, legal representatives, attorneys-in-fact, directors or employees will remain free from any liability, committing to keep them harmless and indemnify them in the event of any court or out-of-court dispute, including any kind of administrative remedy that may arise by reason of nonperformance or inaccurate performance with tax obligations, as well as in case that Trustee receives notice by any authority on tax issues about any interpretation in the sense that the activities subject matter of this Trust would be deemed as assessable and, consequently, Trustee were obliged to withhold and pay any taxes in accordance with this Trust or any act in relation hereto.

Vesta hereby assumes any obligation regarding information and delivery of documents to tax authorities, tax withholders or third parties that by virtue of legal provision require such information, authorizing Trustee to provide to tax authorities and all other withholders that may apply in its own account Vesta’s federal taxpayers’ registry number or any related information to perform with required information obligations in accordance with Applicable Laws and regulations.

Vesta obligation hereunder will remain in force following termination of this Trust or in the event of Trustee resignation, but in any event for a minimum term of five (5) years as from the date of termination of this Trust.

In the event that Trustee is requested by pertinent tax authorities to pay any tax, dues or assessment deriving from income related to the Trust’s own activities, Trustee will notify Vesta to proceed to complete required actions or, if applicable, file the remedies established in tax laws to the effect of unquestionably demonstrating that by reproducing supporting documents having performed with tax obligations performance of which is ordered thereto, to which end Trustee will grant powers required in favor of individual or individuals previously designated in writing by vesta, if required.

The Parties hereby agree that any and all taxes (including, without limitation, any income tax applied by withholding or otherwise, sales tax, value-added tax, real estate tax, and asset tax), assessments, dues, charges or amounts of any nature applied or in relation to the Trust Estate, this Trust or in relation to the attainment of Trust Purposes by Trustee will be paid by Vesta, on the understanding that Trustee will not be responsible for calculation, withholding and payment of any taxes, assessments, dues, charges or any other amounts, except when so required by Applicable Law.

(THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK)

BY VIRTUE WHEREOF, the Parties have executed this Agreement on the date indicated in the preamble hereof.

VESTA:

By:	[Illegible signature]
Name: Juan Felipe Sottil Achutegui
Its: Legal Representative

By:	[Illegible signature]
Name: Alejandro Pucheu Romero
Its: Legal Representative

TRUSTEE:

CIBanco, S.A. Institucion de Banca Multiple,

By:	[Illegible signature]
Name: Norma Serrano Ruiz
Its: Trust Delegate

By:	[Illegible signature]
Name: Mara Patricia Sandoval Silva
Its: Trust Delegate

Exhibit A

to the Irrevocable Ownership

Transfer and Administration Trust Agreement

Incentive Plan

[Attached]

CORPORACION INMOBILIARIA
VESTA, S.A.B. DE C.V.

LONG TERM INCENTIVE PLAN

Approved by the General Ordinary Shareholders’ Meeting held on April 4, 2016

Adopted by the Board of Directors at its meeting held: ______________________

This Plan is a CIV benefit in favor of CIV companies’ Participants to align CIV companies executives’ interest to the company’s long-term goals. The Plan is an acknowledgment to perform past performance of CIV companies executives and an incentive for their future performance and commitment with company goals.

Participation in the Plan is an investment opportunity and not an employment agreement, therefore, existing investment-associated risks. Anyone participating in the Plan is to be deemed as knowledgeable and agreeing to the risks of this investment and a freewill participation.

Follow Plan Rules.

CORPORACION INMOBILIARIA VESTA, S.A.B. DE C.V.

LONG-TERM INCENTIVE PLAN

PARTICIPATING PARTIES

I.       INTRODUCTION.

This Long-Term Incentive Plan for Participants (the “Plan”) provides the terms and conditions in terms with which specific individuals qualifying as Participants will be eligible to the effect that from to time the Board, as per Corporacion Inmobiliaria Vesta, S.A.B. de C.V. (“Vesta” or the “Company”)’s Corporate Practice Committee recommendation, at its entire discretion, may grant incentives in shares to allow Participant participation. Long-term incentives will consist in acquisition, subscription and payment of shares representing capital stock of Vesta through the authorized Stock Market and through the Trust (as such term is hereinbelow defined). Participants must have executed and maintained in force an indefinite employment agreement exclusively with Vesta Management, S. de R.L. DE C.V., in order to be entitled to Plan participation.

The Plan establishes the rules of operation in three parts:

Part A,

Part B, and

Part C.

In aggregate, Parts A, B and C will constitute and integrate the Long-Term Incentive Plan for Participants.

As such, the Plan is not nor should it be deemed as a Company employment benefit, but as a sole, nonrepeatable and contingent incentive offered by the Company to Participants in the event (and only in the event) condictiones and requirements established in each Plan Part and related documents are satisfied. Shares acquired under the Plan or any amount in cash are not part of the salary under the employer-employee relationship between Participants and Vesta Management, S.A. de C.V. Therefore, each Plan Part in no extent implies that Participants will be entitled to receive same or similar benefit in the future and/or during the life of their employer-employee relationship with Vesta Management.

Also, Participants selection as beneficiaries of pertinent Part or all Plan Parts in any extent imply the existence of an employer-employee relationship or link between Participants and any of the companies below listed:

•	Corporacion Inmobiliaria Vesta, S.A.B. de C.V.
•	Vesta Baja California, S. de R.L. de C.V.
•	Vesta Bajio, S. de R.L. de C.V.
•	Vesta DSP, S. de R.L. de C.V.
•	QVC, S. de R.L. de C.V.
•	QVC II, S. de R.L. de C.V.
•	Vesta Queretaro, S. de R.L. de C.V.
•	CIV Infraestructura, S. de R.L. de C.V.
•	Proyectos Aeroespaciales, S. de R.L. de C.V.
•	WTN Desarrollos Inmobiliarios de Mexico, S de R.L. de C.V.
•	Servicios de Administracion y Mantenimiento Vesta, S. de R.L. de C.V.

The Plan will be implemented through a Trust the estate of which will be integrated by Plan Shares to be entered in separate accounts for implementation of each Plan Part. On the date Plan Shares are contributed into the Trust or are acquired by Trustee, Shares will be fully subscribed and paid by Trustee from contributions made by the Company, any Participant or cash contributions by Company which may represent Company loans to Participants under terms and conditions agreed by and between Company and pertinent Participants upon their granting, as applicable, or under any other concept, to be used for full payment of Share Subscription Price or Incentive and Permanence Share Purchase Price in accordance with the Plan Part that correspond to each Participant subject to the provisions, conditions and terms herein established and in accordance with Corporate Practice Committee recommendations, to be notified to Trustee through Trust’s Technical Committee (as such term is hereinbelow defined). Similarly, the Trust Estate may be increased should the Board, following Company’s Corporate Practice Committee resolves to increase the number of Company shares assigned to the Plan and pertinent contributions in cash by Participants and/or the Company, as applicable, that may be used for subscription and full payment of Subscription Price or Acquisition Price of such new shares assigned to the Plan.

Trust transactions will be coordinated through a Technical Committee made up by Corporate Practice Committee members or those individuals appointed by the Company under trust agreements and will be the sole body with capacity and authority to issue instructions or deliver notices and communications to Trustee regarding any issue, act or fact directly or indirectly related to the Trust.

II.       DEFINITIONS.

For the purposes of this Plan, capitalized terms used below, whether in singular or plural, will indistinctly have the following meanings:

“Shares” means sole series, ordinary, registered shares, without par value representing the variable portion of the capital stock of the Company.

“Part A Shares” is the number of Shares representing up to the amount of capital stock of the Company on the Date of Reference as determined by the Board or the Corporate Practice Committee, bought back through the stock market in 2016, maintained in the Company treasury for subsequent subscription and payment by Participants, through the Trust, in accordance with the terms and conditions of the Plan’s Part A.

“Part B Shares” is to be understood as the number of Shares determined by the Board of Directors following Corporate Practice Committee recommendation, representing the Company’s capital stock as of the Date of Reference, to be subscribed and paid through the Mexican Stock Market and maintained by the Trust for subsequent assignment and transfer to Participants, without cost for Participants in accordance with the terms and conditions of the Plan’s Part B.

“Part C Shares” is to be understood as the number of Shares determined by the Board of Directors following Corporate Practice Committee recommendation, to be subscribed and paid by the Trust in the Stock Market and subject to applicable provisions, to be subscribed and paid by Participants through the Trust, in accordance with the terms and subject to conditions established in the Plan’s Part C.

“Affiliate” is to be understood, in relation to any Person, not an individual, any and all current or future subsidiaries, partners or shareholders having control of such Person, or Persons under control or under joint control of such Person, and in the event of individuals, the term “Affiliate” is to be understood as the spouse, ascendants or descendants in straight or non-straight line of such Person, including parents, grandparents, children, grandchildren and siblings.

“Anniversary” is to be understood as the day corresponding to each anniversary on the Date of Reference.

“Participant Contribution” is to be understood as those amounts contributed into the Trust by Participant the product of own resources of Participant or amounts entitled to receive from Vesta Management to allow Trustee the acquisition of Company Shares to the benefit of Participant in accordance with the Plan’s Part C.

“Vesta Contribution” is to be understood as those amounts contributed by Vesta into the Trust as product of own resources of Vesta Management to allow Trustee the acquisition of Company Shares to the benefit of Participant in accordance with Plan’s Part C.

“Government Authority” is to be understood as any sovereign government or any political subdivision thereof, whether at federal, state or municipal level, any legislative or court body and any instrumentality, authority, legislative body, court, central bank or any other entity exercising executive, legislative, court, tax, regulating, administrative powers or authority of the government or corresponding thereto (including deconcentrated and decentralized government bodies).

“Option Exercise Notice” shall have the meaning attributed thereto under Part B of this Plan.

“Release Notice” shall have the meaning attributed thereto under Part B of this Plan.

“Granting Notice” is to be understood as the Company offering to each Participant to participate in the Plan and be entitled to acquire Part B Shares or Part C Shares, subject to satisfaction with Plan requirements and in terms of the Plan itself, the Granting Notice and the Part B Stock Option Agreement or the Part C Stock Option Agreement.

“Stock Market” is to be understood as Bolsa Mexicana de Valores, S.A.B. de C.V.

“Participation Vesting Schedule” is to be understood as the schedule to be attached to this Plan as Exhibit A, same that defines Participant Vesting Percentage on each Reference Date Anniversary.

“Release Schedule” is to be understood as the schedule to be attached to this Plan as Exhibit B, same that establishes the dates when Shares corresponding to each Participant will be released in favor of Participants and be transferred to their personal accounts with all shareholder rights such Shares may carry.

“Corporate Practice Committee” is to be understood as the Company’s Corporate Practice Committee or the body satisfying its functions within the Company.

“Technical Committee” is to be understood as the Trust body in charge of receiving Company instructions for Plan implementation and issue instructions to Trustee.

“Part B Stock Option Agreement” is to be understood as the stock option agreement to be executed by and between Vesta or any Affiliate thereof and a Participant, by virtue of which Vesta offers a Part B Stock Option to Participant in question.

“Part C Stock Option Agreement” is to be understood as the stock option agreement to be executed by and between Vesta or any Affiliate thereof and a Participant, by virtue of which Vesta offers a Part C Stock Option to Participant in question.

“Board” is to be understood as the Company Board of Directors.

“Control” is to be understood as the direct or indirect possession of shares representing voting capital stock implying a right to vote as to any resolution and imposed by majority or capacity to direct or cause the direction of management and policy of a Person, whether through the ownership of voting securities, under agreement or otherwise, and “controlling”, “controlled” and “under common control” shall have correlative meanings.

“Permitted Deductions” is to be understood as payments such as (i) Taxes and fees paid to any Government Authority due to Share Release under the Plan, (ii) fees paid to third parties or commissions of any kind deriving from Share Release or by any Distribution that may occur as to Shares following their release.

“Trust Beneficiary Rights” is to be understood as all rights corresponding to any Participant participating in the Plan that may join into the Trust as trust beneficiaries regarding the Trust Estate.

“Main Rights of Participants” is to be understood in relation to each Participant the Maximum Participation Percentage, the Plan Share Subscription Price and terms, conditions and time periods for exercise of an Option, as applicable.

“Dismissal with Cause” shall have the meaning established under Part B or Part C, as applicable.

“Dismissal without Cause” shall have the meaning established under Part B or Part C, as applicable.

“Vesting” is to be understood as satisfaction of condition to maintain an employer-employee relationship with Vesta Management throughout the time identified in the Granting Notice.

“Distributions” is to be understood as any payment in cash, Dividend and any other payments by the Company corresponding to the Shares, including Dividends.

“Net Distributions” is to be understood as Distributions minus Permitted Deductions.

“Dividends” is to be understood as any dividend and/or distribution of profit of any nature, paid, whether in cash or in kind, to Company shareholders in relation to shares representing Company capital stock qualifying as released shares in terms of Applicable Laws, as from the Date of Reference and up to the date whatever it may be in which each Participant makes payment of Plan Shares subscribed by each, notwithstanding under the custody or integrating the Trust.

“Required Documentation” is to be understood as documents and information required or requested by Corporate Practice Committee at its entire discretion from Participants and/or Legitimate Successors, as applicable, to document and implement participation thereof in the Plan, including Part B Stock Option Agreements and Part C Stock Option Agreements.

“Participants” is to be understood as those individuals having executed an indefinite employment agreement with Vesta Management that may be eligible in accordance with the terms of each Plan part.

“Bylaws” is to be understood as Company current bylaws, as they may be amended and modified from time to time.

“Date of Reference” is to be understood as the day defined under Exhibit A to determine the respective incentive amount.

“Trust” is to be understood as the Irrevocable Ownership Transfer and Administration Trust to be executed by the Company and Trust specifically for Plan implementation purposes.

“Trustee” is to be understood as the domestic financial institution chosen by the Company in order to act as Trust’s Trustee.

“Tax” or “Taxes” is to be understood as all taxes, social security contributions, dues, assessments and tariffs and other charges deemed as such in accordance with the applicable law, imposed by any Government Authority, including income tax, real estate tax and assessments for improvements, withholdings, contributions to Mexican Institute of Social (Security Instituto Mexicano del Seguro Social), contributions to the Retirement Saving System, contributions to Instituto del Fondo Nacional de la Vivienda para los Trabajadores (National Fund for Workers’ Housing), and value-added tax, including on a case by case any charges, interests, surcharges, additions, accessories or penalties imposed by any Government Authority in relation to the above.

“Total Permanent Disability” is to be understood as loss of capacity or skills preventing any Participant to perform any job for the rest of such Participant’s life, as determined by Instituto Mexicano del Seguro Social in accordance with applicable laws.

“INDEVAL” is to be understood as S.D. Indeval, Instituto para el Deposito de Valores, S.A. de C.V.

“Stock Market Law” is to be understood as the current Stock Market Law, as well as any provision or rule applicable to transactions, securities or persons regulated by such law.

“Release” is to be understood as the transfer of legal ownership of Shares by Trust in favor of each Participant, prorate it is entitled in accordance with the applicable Plan Part and in accordance with the Release Schedule. For the purposes of the above, the term “Release” is to include “to release”, “releasing” or any conjugation of such term, in plural and/or singular.

“LISR” is to be understood as the Income Tax Law [Ley del Impuesto sobre la Renta - LISR] and its Regulations, as well as applicable Tax Miscellaneous Resolution Rules.

“Option” is to be understood as the right to receive Shares in terms of the Plan that may be a Part B Stock Option or the Part C Stock Option.

“Part B Stock Option” is to be understood as the right to subscribe Part B Shares in terms of the Plan and the Part B Stock Option Agreement.

“Part C Stock Option” is to be understood as the right to subscribe Part C Shares in terms of the Plan and the Part C Stock Option Agreement.

“Pesos” or “MXP” is to be understood as legal tender of the United Mexican States.

“Plan” shall have the meaning established under paragraph one of Section (1) of this Plan.

“Term of Collaboration” is to be understood as the minimum period time in which a Participant is to collaborate as an employee of Vesta Management to maintain the right to exercise the Part B Option.

“Vesting Percentage” is to be understood as the ratio (expressed as a percentage) of one third (1/3) of Shares of each Plan Part, as applicable, entitled to receive each Participant during the life of this Plan and subject to its terms and conditions. Vesting Percentage is established in the Participation Vesting Schedule attached hereto as Exhibit A.

“Participation Percentage” is to be understood as the ratio (expressed as a percentage) of Maximum Participation Percentage Participants are entitled to in accordance with the Vesting Percentage established under Participation Vesting Schedule.

“Maximum Participation Percentage” is to be understood as the maximum participation percentage in Shares of each Plan Part offered to each Participant by the Board, following the recommendation of Corporate Practice Committee, identified in the Granting Notice or at any subsequent time, as determined or modified by the Board or the Corporate Practice Committee.

“Subscription Price” is to be understood as a price each Participant is to pay per each Part B or Part C Shares that may be subscribed thereof as a result of the exercise of an Option, to be determined by the Corporate Practice Committee of the Company in the Granting Notice corresponding to each Participant.

“Company” is to be understood as Corporacion Inmobiliaria Vesta, S.A.B. de C.V.

“Legitimate Successors” is to be understood as, in the event of the death or Total Permanent Disability determination of a Participant, heirs duly and expressly acknowledged as such by pertinent Authority.

“Vesta Management” is to be understood as Vesta Management, S.de R.L. de C.V. or any company acting as employer of Participants.

Except expressly otherwise established, any reference to numbers or letters of sections, clauses or paragraphs refer to sections, clauses or paragraphs herein, and any and all references to its exhibits refer to exhibits attached and incorporated hereto.

In the event of any deviation between definitions contained herein and any other provision in this Plan, the definition included in such provision will prevail and not the definition included in this section.

Any reference to any law or regulation is deemed as including reforms thereto or any successor law or regulation thereof.

II.       COMMON PROVISIONS.

1.	In accordance with the Stock Market Law, the Company and Participants agree in performing with the provisions of such Law, spherically in regards with the provisions of Articles 56, 366 and 367 of referred to legal ordinance, as hereinbelow transcribed:

“Article 56. Public stock companies may acquire shares representing its capital stock or negotiable instruments representing such shares, without being subject to the prohibition established under paragraph one of Article 134 of the General Business Corporations Law, provided:

I. The acquisition is with any domestic stock market.

II. Acquisition and, as applicable, disposal in the stock market is at market price, except if public offerings or auctions authorized by Commission.

III. The acquisition be charged against own stockholder’s equity, in which event they may be maintained as own holding without need of a capital stock reduction, or else, charged against the capital stock, in which event they will become unsubscribed share maintained in the treasury, without need of a shareholders’ meeting resolution. Fixed capital companies may invest the shares acquired hereunder in unsubscribed shares maintained in the treasury.

In any event, the amount of subscribed paid capital is to be disclosed upon publicizing the authorized capital represented by issued and unsubscribed shares.

IV. General ordinary shareholders’ meeting expressly resolving each year the maximum amount of funds that may be destined for the purchase of own shares or negotiable instruments representing such shares, limited only to a summation of funds that may be destined to such purpose, will under no event exceed the total balance of the company’s net profits, including withheld profits.

V. The company is up to date in payment with obligations deriving from debt instruments entered in the Registry.

VI. Acquisition and disposal of shares or negotiable instruments representing such shares will under no event result in an excess of percentages referred to in Article 54 of this Law, or failure to satisfy requirements to maintain listing in the stock markets where securities are traded.

Own shares and negotiable instruments representing such shares owned by the company or, as applicable, unsubscribed shares maintained in treasury may be placed amongst investor public without requiring a shareholders’ meeting resolution or a board of directors’ meeting resolution in such case. For the purposes of that foreseen hereunder the provisions of Article 132 of the General Business Corporations Law is not to apply.

While shares are held by the company, they may not be represented or voted at any shareholders’ meetings nor social or economic rights of any kind may be exercised.

Legal entities controlled by a public stock company may not acquire, directly or indirectly, shares representing capital stock of a public stock company to which they are related or negotiable instruments representing such shares. Excepted from the above prohibition are acquisitions completed through investment companies.

The provisions of this article will also apply to acquisitions or disposals in relation to derivative financial instruments or optional certificates having as underlying factor shares representing capital stock of the company that may be sellable in kind, in which event the provisions of Fractions I and II of this legal provision will not apply to any acquisitions or disposals.

Acquisitions and disposals referred to herein, reports to be submitted with the shareholders’ meeting as to such transactions, information disclosure standards and the form and terms in which such transactions are to be disclosed to Commission, the stock market and the public are subject to general provisions issued by the Commission itself.”

“Article 366. Those referred to under Fractions I to V of Article 363 of this Law and the trustees of those trusts that may be established in order to implement employee stock option plans and pension, retirement or seniority premium funds of personnel of an issuer or legal entities under its control and any other fund with similar purposes, directly or indirectly established by such issuer, may only dispose of or acquire from the issuer with whom they are related shares representing its capital stock or negotiable instruments representing those shares in public offering or auctions authorized by Commission.

Persons and trust institutions referred to herein, prior closing of transactions, are to consult the issuer with whom they are related, in accordance with policy, guidelines or mechanisms established to such effect, whether orders had been transmitted or are intended to be transmitted to acquire or place shares representing its capital stock or negotiable instruments representing such shares, in which event such persons and trust institutions will refrain from sending purchase or sale orders, as applicable, except public offerings.

The absence of such policy, guidelines or mechanisms will not release persons or trust institutions above referred to from their obligation to complete consultation referred to in the immediately prior paragraph, in any event, through the person responsible that had appointed the issuer to operate its buyback fund, prior agreement of transactions.

Provisions in this article will apply to transactions with optional certificates or derivative financial instruments having as underlying factor shares representing the capital stock of issuer or negotiable instruments representing such shares.”

“Article 367. Those referred to under paragraph one of Article 366 of this Law will not be subject to the provisions of referred to article in any of the following acts:

I. Transfers of shares by the issuer in question in favor of trust institutions of irrevocable trusts established solely in order to establish employee stock option plans and pension or retirement funds or seniority premium funds of personnel of an issuer, the entities controlled thereby or controlling issuer and any other fund having similar purpose, provided the issuer discloses to the public such circumstance prior the completion of referred to transfers, disclosing conditions and causes motivating such transfers and adhering to general provisions issued by Commission.

Employee stock option plans and pension or retirement funds or seniority premium funds of personnel of an issuer or legal entities under its control and any other fund having similar purposes must be previously approved by the shareholders’ meeting of issuer in question and provide a general treatment equivalent for employees maintaining similar employment conditions.

II. Placement transactions by the issuer in question amongst trust individuals and institutions referred to in the above paragraph one of this article, when such persons or institutions exercise rights deriving from optional purchase certificates sellable in kind issued by issuer, the underlying asset of which corresponds to issuer shares or negotiable instruments representing them. The above, provided optional certificates have been acquired in over-the-counter market by a person other than the issuer or at public offering.

III. Acquisition or placement of own shares or negotiable instruments representing such shares that the issuer in question completes with trust institutions referred to herein, provided the following conditions are satisfied:

a) Trust institutions are to demonstrate having ordered presentation, at the stock market, purchase or sale positions on issuer shares or negotiable instruments representing such shares, as well as maintenance of such positions throughout a minimum of one hour, at the pertinent stock market day.

b) The issuer is to disclose to the public, through means established by the stock market, an intent to participate in an auction transaction, at least ten minutes in advance to stock market transmittal of positions deriving from orders thereto.

c) The acquisition or placement that may be carried out in auction transactions in terms of the pertinent stock market internal regulations in which event trust institutions referred to are to instruct the presentation of their position at same price at which orders referred to in the above paragraph a) above were issued.

IV. The acquisitions or placements by the issuer with those persons listed under Article 363, Fractions I and II, of this Law, in compliance with provisions contained in agreements or contracts acknowledged in the bylaws of the issuer in question establishing rights in favor of strategic partners whose holding of securities is restricted up to a specific percentage of capital stock, provided the issuer communicates such circumstance to the stock market through the means established by the latter.

The Commission, by means of general provisions, may establish additional exceptions to those provided for in this article.”

2.	Data Protection. Participant acknowledges that by reason of the Plan’s implantation, the Company and its subsidiaries will have access to personal and private information of Participant (“Personal Data”) and will give the use established under the law in order to satisfy with the provisions of the Plan. Therefore, Participant acknowledges and agrees that protection and management of Personal Data will be in accordance with the provisions of data privacy notice subscribed already by Participant with Vesta Management, acknowledging that exercise of pertinent ARCO rights will be in terms of referred to data privacy notice already subscribed. Also, Participant agrees that in order to Vesta be able to perform with obligations in terms with the Plan, Vesta may at any time request and receive Personal Data required from Vesta Management for Plan implementation purposes.

3.	Plan Modification. This Plan may be modified at any time by the Board, on the understanding that such modifications may not retroactively reduce or have the negative effect of Main Rights of Participants, however, they may at any time alter the sense of all other terms and conditions herein. Any amendment to this Plan will be notified by the Corporate Practice Committee to Participants and the Trust’s Technical Committee to whom a copy of the new modified Plan wording will be delivered every time it may apply.

4.	Applicable Law. The Plan and all other documents deriving herefrom will be subject to the laws of the United Mexican States and will have the exclusive jurisdiction of federal courts with seat in Mexico City to settle any dispute deriving from the Plan and all documents deriving therefrom.

III.       PROVISION OF EACH PLAN PART

Part A

Under the Plan’s Part A, the Company at its entire discretion may transfer, through the Trust to Participants determined by Board, Part A Shares in the numbers, time periods and terms established in this Plan’s Part A at market value determined upon Release of Shares in favor of Participants.

A.1. Eligibility. Subject to the provisions in this Plan’s Part A, the individuals included in the list to be attached to this Plan as Exhibit A.1 will be eligible Participants for acquisition of Part A Shares. Anyone not included in Exhibit A.1 are not eligible for acquisition of Part A Shares.

A.2. Granting. In accordance with resolutions adopted by Board at meetings held on October 23, 2014, and January 2, 2015, the Board, following a recommendation of Corporate Practice Committee, has resolved to grant to Participants, through the Trust, Part A Shares as incentive for results achieved up to 2014 tax year, in terms of this Plan’s Part A. To such effect, the Corporate Practice Committee is to notify Participants in writing as to the number of Part A Shares granted and the date of Release. Release in accordance with the schedule foreseen under Exhibit A.3 will not be affected just because Participant ceases to render a personal subordinate service to Vesta Management.

A.3. Terms and Conditions of Release. In accordance with that established by the Board, the Corporate Practice Committee has determined that Part A Shares will be released through the Trust to each Participant in accordance with the Part A Share Release Schedule attached hereto as Exhibit A.3.

A.4 In accordance with the Stock Market Law, the Company has acquired Shares in the Stock Market in order to be maintained in the treasury and will be transmitted to the Trust following release by Trustee to Participants in terms and percentages indicated in the Part A Share Release Schedule. Participants agree that only Part A Shares may only be acquired through the mechanism foreseen in this Plan’s Part A.

A.5 Participants may not acquire nor be assigned Buyback Shares other than within time periods and terms foreseen in this Plan’s Part A and the Buyback Stock Release Schedule. In the event that as a result of a court resolution or the resolution of any authority or agreement between the parties, including cases of Total Permanent Disability, retirement, layoff or voluntary resignation, Participants were entitled to receive Buyback Stock at any time not within the Buyback Stock Release Schedule, the Corporate Practice Committee will resolve to, at its entire discretion, instead of releasing Buyback Stock to applicable Participant, proceed to deliver an amount equivalent to the then market value of Part A Shares. The fact that the Corporate Practice Committee resolves to deliver an amount equivalent to the then market value of Part A Shares to a Participant or such Participant’s Legitimate Successors will under no event bind Corporate Practice Committee to give same or different treatment to all other Participants or respective Legitimate Successors, who will continue being subject to the Part A Share Release Schedule.

A.6. Limits to Part A Shares. The Trust will be holder of Buyback Stock until Released in favor of each Participant and will exercise corporate and economic rights deriving from Part A Shares until the moment Release occurs.

Therefore, Participants will not have nor will they exercise personally or on own name corporate nor economic rights in relation to Part A Shares. Following consummation of Part A Shares Release and ownership be transferred to Participants, Part A Shares will not be subject to the limits contained in this paragraph.

A.7. Pending release and transfer of Part A Shares to Participants, only the Trustee of Trust, in adherence to Technical Committee instructions and in accordance with Plan terms, may exercise economic and corporate rights deriving from Part B Shares (sic).

a) Corporate Rights: at general (ordinary or extraordinary) or special shareholders’ meetings of Vesta (each, a “Shareholders’ Meeting”) or in the event the shareholders resolved to adopt unanimous resolutions without holding a Shareholders’ Meeting requiring written formalization (“Unanimous Resolutions”), the Trust is to establish that Trustee will only exercise Voting Rights (as such term is defined under the Trust) in relation to Part A Shares and the vote of all Part A Shares in aggregate will be in the same sense the majority of Non-Trust Estate Shares that may be represented at the pertinent Shareholders’ Meeting are voted or for the purposes of Unanimous Resolutions.

b) Economic Rights: in the event Company distributes dividends or makes any other distribution corresponding to Part A Shares, Trust’s Trustee will be the recipient of such amounts and is to maintain a record for each Participant in order to demonstrate such payments or distributions in the applicable portion of Part A Shares corresponding to each. Jointly with the Release and transfer of Part A Shares to Participants, Trustee will transfer to Participants any amounts, including any dividends or distributions that may correspond to released and transferred Part A Shares.

A.8. Taxes upon Release. (a) In terms of LISR, Vesta will transfer Part A Shares from its treasury to the Trust to the benefit of Participants. Such transfer will occur along with the right to reacquire them from the Trust until their date of Release, at which moment the Company will cease to be entitled to reacquire Part A Shares.

(b) Participants will consider Release of Part A Shares as income in terms of Chapter II, Title IV, of LISR, and will pay the pertinent Tax for income gained up to Release in question. To such effect, Participants will acknowledge the market value of Part A Shares upon Release as income.

(c) Participants acknowledge and agree that Release may result in Taxes and that they are the sole liable for Taxes accrued due to Release upon being deemed as a personal income in terms of LISR. Participants will pay Taxes in accordance with applicable provisions, delivering to Vesta Management upon Release the amount in cash of pertinent Tax to the effect that Vesta Management applies withholding and proceeds to pay pertinent Tax by the 17th of the month following the date of Part A Shares Release.

(d) Vesta Management will issue the applicable digital tax proof in terms of Article 99, Fraction III, of LISR, or any substituting provision. In the event payment of any taxes is required and Participant fails to deliver the amount equivalent of Tax accrued by reason of Release, Vesta Management is expressly authorized in this document by Participant to request the Trust to dispose any Shares or securities assigned or in favor or to the benefit of Participant and the proceeds from the sales be delivered to Vesta Management for payment of Taxes. The Trust will deliver any funds acknowledged in applicable Participant accounts to Vesta Management, including dividends from Part A Shares or will complete the sale of any shares or rights in favor of Participant to the effect that with other funds from the sale the payment of applicable Taxes be made. Also, Participants may elect to expressly authorize Trustee to proceed to the sale of Shares subject matter of Release or any other to allow from the proceeds of such sale to pay Taxes by reason of the applicable Release, in which case, Trustee will only deliver to Participant the number of Part A Shares on the date of Release, minus those that could have been sold at market price through the Stock Market for tax paying purposes.

A.9. Tax on Distributions prior Release. In accordance with LISR, Vesta will apply an income tax withholding in accordance with Articles 140 and 164 of the LISR, through the brokerage house with the custody of Part A Shares at the time Release. In accordance to Article 114 of LISR’s Regulations, by virtue of being stock placed amongst investor public at large, Vesta will remit to INDEVAL the amount of distributed Dividends corresponding to Part A Shares. INDEVAL will, in turn, remit to the applicable brokerage house, the amount of Dividends from Vesta corresponding to Part A Shares to the effect that brokerage house may apply the respective tax withholding and in the event of acting also as a custodian of Part A Shares, will complete the issue of tax proof referred to under Article 76, Fraction XI, letter b), of the LISR, upon having paid Distributions to Participants upon Release of Part A Shares. Vest is to make available to the brokerage house information regarding the amount of Dividend, tax to be withheld, as well as the Dividend coming from Vesta’s net tax profit account or if not from such account for the purposes to have issued the applicable tax proof. Trustee will not be obliged to withhold income tax on Dividend delivered to Participants.

A.10. Assignment. The right to receive Part A Shares is nontransferable by Participants, except in case the transfer is in favor of Legitimate Successors.

A.11. Corporate Events. In the event the Company be acquired by third parties, be merged, spun off, liquidated, bankrupt or enters into bankruptcy proceedings or changes Control (in terms of that provided for in the Bylaws of the Sociedad), the Corporate Practice Committee will notify Participants that Part A Shares will be assigned in advance to time periods foreseen in the Release Schedule.

A.12. Part A Effective Term. The Plan’s Part A will be in force as from the date of that option by the Board up to date of Release of all Part A Shares assigned by Corporate Practice Committee.

Part B

Under the Plan’s Part B, the Company, through the Corporate Practice Committee, at its entire discretion, may offer to those determined by the Board, Part B Option within time periods and terms established in this Plan’s Part B at a value the Company may define in the Granting Notice. The Plan’s Part B will be implemented under the following rules and all those rules included in the Granting Notice or in the Part B Stock Option Agreement.

B.1. Eligibility. Subject only to the terms and conditions of this Plan’s Part B, those designated by the Corporate Practice Committee will be entitled to participate in this Plan’s Part B to acquire, upon exercise of the Part B Stock Option, Part B Shares only if upon exercise of the Part B Option such person is a Plan as the term is define din the following Rule B.2.

B.2. Eligible Persons. For the purposes of the above Rule B.1., only those individuals designated by the Corporate Practice Committee that at the time of granting the Part B Stock Option Granting Notice an indefinite term employment agreement with Vesta Management and are in satisfaction with its terms.

B.3. Noneligible Persons. No other person will be eligible to receive a Part B Option if upon granting of the Part B Stock Option Granting Notice they may not participate in the Plan’s Part B in accordance with the above Rule B.2.

B.4. Granting of Part B Stock Option. In accordance with this Plan’s Part B, the Corporate Practice Committee may grant a Part B Stock Option to Participants to the effect that they may acquire Part B Shares within the time period and at the value of Part B Share defined in the Granting Notice.

B.5. Part B Stock Option Granting Notice. The Corporate Practice Committee will notify the selected Participant by delivering a Part B Stock Option Granting Notice indicating terms and conditions to exercise Part B Stock Option, including, among other, the time period and Subscription Price for a Part B Share.

B.6. Term for the Granting of the Part B Stock Option. Within the two first months of each year, the Corporate Practice Committee will approve guidelines for the granting of Part B Stock Options including the designation of eligible Participants and specific terms and conditions of each Part B Stock Options granted. Such committee will deliver, within 15 days following the date the Corporate Practice Committee meeting is held to each Participant the pertinent Granting Notice thereto. Against delivery of the Granting Notice, each Participant is to execute with Vesta and/or the designated Affiliate a Part B Stock Option Agreement.

B.7. In the event the Corporate Practice Committee establishes upon any exercise that no Part B Stock Options will be granted, no Participant or individual will be entitled to demand the granting of Options. Similarly, the fact that in any year no Options granted to Participants does not entitle to any Participant then existing to accelerate any term that is then running.

B.8. Participant acknowledges that Options granted in accordance with this Plan are personal and nontransferable as acts inter vivos. In the event a Participant receives a Granting Notice, the Participant agrees and commits not to in any manner transfer any Option granted thereto in the Granting Notice. In the event of transferring or attempting the transfer of an Option, Participant agrees in annulment of Option, forfeiting the right to exercise.

B.9. The Company may perform with the Part B Stock Option by transfer, through the Trust, of Part B Shares in favor of the Participant upon exercise of Part B Stock Option or payment in cash of the market price of Part B Shares Participant is entitled to receive upon exercise of pertinent Part B Stock Option.

B.10. Vesting. Participants will solely and exclusively be entitled to exercise Part B Stock Option and therefore acquire Part B Shares, in accordance with this Plan’s Part B, provided in satisfaction with the following conditions:

(A)         Participants have executed and delivered all Required Documentation;

(B)         Participants had not exercised any action or remedy against the Company or its Affiliates; and

(C)         The time period established under the Granting Notice has transpired, which term will be counted as from the date of Granting Notice during which Participant has rendered personal services subordinated to Vesta Management; on the understanding, however, that only in the event of a Dismissal without Cause (as such term is hereinbelow defined in this Plan’s Part B) of applicable Participant, Part B Shares granted in accordance with the Granting Notice will be released in favor of Participant entirely.

B.11. Termination of the Employer-employee relationship. If the employer-employee relationship existing by and between each Participant and Vesta Management terminates on the date of Release or earlier due to any of the circumstances below identified, then the following rules to define whether applicable Participant or Legitimate Successors, as the case may be, is (or is not) entitled to acquire a portion of Part B Shares and the terms thereof:

(i)            Dismissal with Cause: should Vesta Management terminate the employer-employee relationship with any Participant with cause and due to any of the causes listed under Article 47 of the Federal Labor Law (a “Dismissal with Cause”), the pertinent Participant will forfeit a right to acquire Part B Shares corresponding thereto, to be applied, cancelled or placed as established by the Corporate Practice Committee at its entire discretion; on the understanding that if upon the Dismissal with Cause enters into effect Participant had been released any portion of Part B Shares, the Participant is to forfeit any right to acquire the percentage of Part B Shares still pending at any subsequent time. Will only be entitled to deliver any amount accrued in favor of Part B Shares;

(ii)           Dismissal without Cause: should Vesta Management terminates the employer-employee relationship with any Participant without cause, definitively established as a res judicata not subject to appeal rendered by the Conciliation and Arbitration Board or, as applicable, as court with jurisdiction (a “Dismissal without Cause”), the applicable Participant will be entitled to acquire the prorate share corresponding thereto of Part B Shares taking into consideration the Participation Percentage that as of the date of Dismissal without Cause corresponds to Participant in accordance with the Vesting Percentage applicable according to the Participation Vesting Schedule as of the date of Dismissal without Cause, notwithstanding the Participant is no longer rendering personal subordinate services to Vesta Management; by virtue of the above, in the event of Dismissal without Cause, the Participant will be entitled to acquire Part B Shares;

(iii)          Resignation: if any Participant resigns to his/her job with Vesta Management in a voluntary manner prior the entry into effect of Part B Shares acquisition, Participant will forfeit an opportunity and hereby waives to exercise of any right in relation to acquisition of Part B Shares and Trust Beneficiary Rights, which, as determined by the Corporate Practice Committee at its entire discretion, may be assigned to new Participants, to Participants already beneficiary of the Plan to thus increase their Maximum Participation Percentages and/or be definitively cancelled; on the understanding that if upon entry into effect the Participant’s resignation a Part B Shares acquisition has already occurred, the Participant may acquire the portion of Part B Shares corresponding thereto taking into consideration the Participation Percentage corresponding to Participant up to the date of resignation in accordance with the Vesting Percentage applicable thereto, according to the Participation Vesting Schedule on the date of resignation; and

(iv)         Death or Total Permanent Disability: should any Participant die or if such Participant’s Total Permanent Disability were determined prior the entry into effect of a Part B Shares acquisition, pertinent Participant’s Legitimate Successors will be entitled to acquire the prorate share corresponding thereto of Part B Shares, taking into consideration the Participation Percentage corresponding to Participant up to the date of death or determination of Total Permanent Disability in accordance with Vesting Percentage applicable thereto according to the Participation Vesting Schedule as of the date of death or determination of Total Permanent Disability, as applicable. Participant’s Legitimate Successors will be entitled to exercise the prorate share of Part B Shares corresponding to Participant solely and exclusively in case their character as Legitimate Successors is unquestionably and without clearly demonstrated in a final irrevocable resolution rendered by the pertinent Conciliation and Arbitration Board, depending the scenario the Participant is then found.

B.12. Release. Once satisfied conditions and terms foreseen under the Granting Notice of Option and the Part B Stock Option Agreement, specifically the Term of Collaboration, on each Anniversary as from the date of Vesting of Part B Shares, the Participant will be entitled to have the Trust’s Trustee release and transfer thereto Part B Shares, subject to the exercise of Part B Stock Option; on the understanding that such exercise is to occur only within terms foreseen under the Part B Shares Release Schedule. Upon exercise of Part B Stock Option, on each Anniversary Trustee is to release one of three equal thirds of Part B Shares Vesting in favor of Participant and the value indicated in the Granting Notice of the Option as the acquisition price.

B.13. Exercise of Option and Release. Except a different procedure is established by the Board, Participants may only exercise the applicable Option on or following the third anniversary as from the date of Part B Stock Option Granting Notice and provided in satisfaction with requirements to allow Participants the exercise of Part B Stock Option.

B.14. Form of exercise of an Option. On the date of Part B Stock Option exercise in accordance with the Part B Share Release Schedule, Participants will deliver, through Vesta Management to the Company, an exercise notice in accordance with the form determined by Technical Committee (the “Option Exercise Notice”). Upon exercise of the Part B Stock Option, the Company is to notify the Trust’s Technical Committee (the “Release Notice”) to allow Trustee release and transfer to Participant the ownership on the number of Part B Shares indicated in the Release Notice to which the Participant is entitled in accordance with this Plan’s Part B.

B.15. Acquisition of Shares. Following reception of Release Notice by Trust’s Trustee, the Trust’s Trustee, without any more requirements, will issue pertinent instructions to the applicable stock broker to credit the account of Participant acquiring Part B Shares a third of all Part B Shares corresponding thereto and Trustee will transfer to the account of Participant as indicated in the Option Exercise Notice the number of Part B Shares that are being released, including all data and instructions to fill in with the Stock Market and INDEVAL as to the transfer of Part B Shares.

B.16. Corporate Rights. Pending Release of Part B Shares in favor of Participants, no Participant will be vested with corporate or economic right whatsoever as to Part B Shares. Pending release and transfer of Part B Shares in favor of Participants, only the Trust’s Trustee may exercise economic and corporate rights deriving from Part B Shares as follows:

a) Following the entirety or a portion of Part B Shares, the Participant holder of such shares will acquire the right to earn dividends and profits distributed by Company.

b) In the event of dividends are distributed by the Company or in the event of any other distribution corresponding to Part B Shares, Trust’s Trustee will receive such amounts and is to maintain a record of each Participant to credit the portion of Part B Shares corresponding to such payments or distributions. Jointly with release and transfer of Part B Shares in favor of Participants, Trustee will transfer to Participants any amounts, including dividends or distribution corresponding to Part B Shares that have been released and transferred. Pending Part B Shares Release, any dividend corresponding thereto will remain under Trust.

B.17. Taxes.

a) Income for exercising Part B Stock Option. In terms of LISR, Participants will consider the exercise of Part B Stock Option as income similar to salary in terms of Chapter II of Title IV of LISR and will be subject to pertinent Tax on the income earned. The income will be the difference between the market value of Part B Shares upon exercise of the Series B Shares Option and the Price of Part B Stock Option. Upon receiving the Granting Notice and Vesting of Part B Shares, Participant is not to be subject to taxes. In terms of Articles 94, Fraction VII, 96 and 99, Fraction I, of the LISR, Vesta is to withhold and pay income tax deriving from Part B Stock Option exercise. To such effect, unless Participant makes available to Vesta, jointly with the Option Exercise Notice, the amount of income tax due, the Participant irrevocably agrees and instructs Vesta to the effect that from any amount due in ash to Participant, Vesta may subtract the amount required to pay income tax that must be withheld and paid to Tax Administration Service [Servicio de Administración Tributaria - SAT] for income deriving from exercise of Part B Stock Option. Also, in the event there being no amount in cash owed to Participant, Participant authorizes Vesta to sell any Shares granted thereto hereunder to the effect that from the funds from such sale the applicable income tax is paid. In the event there is no balance nor Shares to allow payment of income tax in accordance with Article 6 of the Federal Tax Code, Vesta will not be obliged to instruct the Release of Part B Shares pending delivery of funds required to apply the withholding in domestic currency by Participant.

b) Tax due to Dividends assigned to Part B Shares. In accordance with LISR, Vesta will withhold income tax in accordance with Articles 140 and 164 of the LISR through the brokerage house having the custody of Part B Shares upon Release of Part B Shares due to dividends assigned to Part B Shares that may be released and paid to Participants upon Release. In accordance with Article 114 of the LISR’s Regulations, due to being shares placed amongst the investor public at large, Vesta will send INDEVAL the amount of distributed Dividends jointly with tax proof referred to under Article 76, Fraction XI, paragraph b), of the LISR. INDEVAL in turn will send to the applicable brokerage house the amount of Dividends Vesta receives to allow the brokerage house apply pertinent tax withholding and if acting also a custodian of Part B Shares, is to issue the tax proof referred to under Article 76, Fraction XI, paragraph b), of the LISR, at the time Dividends are paid to individuals upon Release. Vesta is to make available to brokerage house any information regarding the amounts of Dividends, taxes to be withheld, as well as Dividends originated from Vesta’s net tax profit account, or if not from such account in order to issue the applicable tax proof. Trustee will not be obliged to apply income tax withholding on dividends delivered to Participants by virtue of amounts of Dividends payable by the applicable brokerage house to Participants and not by the Trust.

B.17. Assignment. The right to receive Part B Shares is nontransferable by Participants, except to Legitimate Successors.

B.18. Corporate Events. In the event the Company is acquired by third parties or Control changes (in terms of that provided for in its Bylaws), the Corporate Practice Committee will notify Participants that Part B Shares will be released in advance to terms foreseen in the Release Schedule.

B.19. Effective Term of Part B. The Plan’s Part B will be in force as from the date of adoption by the Board up to the date all Part B Shares assigned by Corporate Practice Committee have been released.

Part C

Under the Plan’s Part C, the Company, at its entire discretion, may offer to those Participants determined by the Board a right to participate in this Plan’s Part C to acquire Part C Shares within time periods and terms established in this Plan’s Part C at market price at which Shares are traded in the Stock Market. The Plan’s Part C will be implemented under the following rules:

C.1. Eligibility. Subject only to terms and conditions in this Plan’s Part C, those designated by the Corporate Practice Committee will be entitled to participate in this Plan’s Part C to acquire Part C Shares through the Trust.

C.2. Granting of Benefit. For the purposes of the above Rule C.1., only those individuals that upon Part C Stock Option Granting Notice they have in force an indefinite employment agreement with Vesta Management and are in satisfaction with its terms, they may be designated as Participants to be given the benefit of Part C Shares by the Corporate Practice Committee.

C.3. Noneligible Persons. No person will be eligible to the benefit of Part C Shares if upon Part C Stock Option Granting Notice such person is unable to participate in the Plan’s Part C in accordance with the above Rule C.2.

C.4. Part C Stock Option. In order to implement the Plan’s Part C, each Participant whom Part C Stock Option is granted will contribute into the Trust the Participant Contribution. In such event, for any Participant receiving a Part C Stock Option making the Participant Contribution, Vesta will contribute a Vesta Contribution into the Trust for up to twenty percent (20%) of Participant Contribution, to the effect that the sum of both amounts (Participant Contribution plus Vesta Contribution), Trustee acquires in the Stock Market Company Shares to be held under Trust to the benefit of Participants, to be released in favor of Participants in accordance with this Plan’s Part C within the terms foreseen in the Release Schedule.

C.5. The Corporate Practice Committee of the Company will elect at its entire discretion to Participants to be granted the benefits of this Plan’s Part C, entitled to acquire Part C Shares, and will define the Maximum Participation Percentage to which Participants will be entitled.

C.6. Granting Notice. The Corporate Practice Committee will deliver to Participants a Part C Share Granting Notice (the “Granting Notice”), which will contain, without limitation as an enunciation, Participant’s name, the date as from which Participant will be a beneficiary of Plan’s Part C Shares and the Maximum Participation Percentage assigned thereto. Participants will have fifteen (15) Business Days as from the date the Granting Notice was delivered thereto to deliver to the Corporate Practice Committee an acceptance notice in terms of form determined by the Technical Committee (the “Participant Notice”), establishing the Participant Contribution. if upon termination of such fifteen (15)-business day term Participants fail to deliver a Participant Notice, it will be understood that Participant has chosen not to accept the benefits of Plan’s Part C.

C.7. Following reception of Participant Notice, the Corporate Practice Committee will deliver to Trust’s Technical Committee a notice including names and Maximum Participation Percentages of each Participant having delivered a Participant Notice and the indication of Participant and Vesta Contribution amounts and funds required to allow Trustee the acquisition of number of shares indicated in identified notice. Trustee is to maintain Part C Shares under ownership to exercise any and all economic and corporate rights deriving therefrom until their release and transfer in favor of Participants in accordance with this Plan’s Part C and the Trust terms. Trustee is to maintain as to each Participant records of any and all Part C Shares that may be acquired thereby. Such Part C Shares will be assigned any Distributions such shares are entitled to receive, same that are to be delivered to Participants until Part C Shares are released.

C.8. Participants elected by Corporate Practice Committee having delivered a Participant Notice commit to execute any Required Documentation, including, without limitation, the Part C Shares Option Agreement.

C.9. In the event Participants fail to make Participant Contributions into the Trust to allow Trustee the acquisition of Part C Shares in the Stock Market in accordance with the terms established in the Granting Notice, Participants will automatically forfeit, as a result of such mere fact and without need of notice of further act, all rights to participate in the Plan’s Part C and will be reimbursed any amount contributed into the Trust for the acquisition of Part C Shares.

C.10. Requirements for the acquisition of Part C Shares. Participants will solely and exclusively be entitled to acquire Part C Shares, in accordance with this Plan, in the event they satisfy the following conditions:

(A)	Participants have executed and delivered all Required Documentation;

(B)	Participants have not exercised any action or remedy against the Company or its Affiliates;

(C)	Subject to the provisions below, on the date of Release of Part C Shares, each Participant has executed an indefinite employment agreement with and is actively and exclusively rendering personal subordinate services to Vesta Management; and

(D)	Make the Participant Contribution into the Trust in accordance with the provisions of the Participation Notice.

C.11. If the employer-employee relationship existing amongst each Participant and Vesta Management terminates on the date of Release or earlier due to any of the circumstances below identified, then the following rules to establish whether Participant or applicable Legitimate Successors, as the case may be, are entitled to have release any or a portion of Part C Shares or not and the terms:

(i)	Dismissal with Cause: should Vesta Management terminates the employer-employee relationship with any Participant with cause and due to any of those established under Article 47 of the Federal Labor Law (a “Dismissal with Cause”), pertinent Participant will only be entitled to receive Part C Shares acquired by the Trust from using Participant Contribution funds, and will forfeit a right to acquire Part C Shares acquired using Vesta Contribution corresponding thereto and that on the date of dismissal had not been released in favor of Participant, which will be applied as determined by the Corporate Practice Committee at its entire discretion.

(ii)	Dismissal without Cause: should Vesta Management terminates the employer-employee relationship with any Participant without cause, definitively established as a res judicata not subject to appeal rendered by the Conciliation and Arbitration Board or, as applicable, as court with jurisdiction (a “Dismissal without Cause”), the applicable Participant will be entitled to acquire the prorate share corresponding thereto of Part C Shares taking into consideration the Participation Percentage that as of the date of Dismissal without Cause corresponds to Participant in accordance with the Vesting Percentage applicable according to the Participation Vesting Schedule as of the date of Dismissal without Cause, notwithstanding the Participant is no longer rendering personal subordinate services to Vesta Management;

(iii)	Resignation: if any Participant resigns to his/her job with Vesta Management in a voluntary manner prior the entry into effect of Part C Shares acquisition, Participant will forfeit an opportunity and hereby waives to exercise of any right in relation to acquisition of Part C Shares and Trust Beneficiary Rights, which will be applied as determined by the Corporate Practice Committee at its entire discretion, the above except for Release of Part C Shares acquired with Contribution of Participant in question and the acquisition of Part C Shares taking into consideration the Participation Percentage corresponding to Participant in accordance with the Vesting Percentage applicable thereto, according to the Participation Vesting Schedule on the date of resignation; and

(iv)	Death or Total Permanent Disability: should any Participant die or if such Participant’s Total Permanent Disability were determined prior the entry into effect of a Part C Shares acquisition, pertinent Participant’s Legitimate Successors will be entitled to acquire the prorate share corresponding thereto of Part C Shares, taking into consideration the Participation Percentage corresponding to Participant up to the date of death or determination of Total Permanent Disability in accordance with Vesting Percentage applicable thereto according to the Participation Vesting Schedule as of the date of death or determination of Total Permanent Disability, as applicable. Participant’s Legitimate Successors will be entitled to exercise the prorate share of Part C Shares corresponding to Participant solely and exclusively upon unquestionably and authoritatively demonstrating to Vesta their character as Legitimate Successors by means of final and non-revocable resolution rendered by the applicable Conciliation and Arbitration Board, subject to the assumption under which the Participant may be found.

C.12. Assignment. The right to receive Part C Shares is nontransferable by Participants, except in the event of transfer in favor of Legitimate Successors.

C.13. Should the Company be acquired by third parties or Control changes (in terms of that provided for in the Bylaws of Vesta), the Corporate Practice Committee will notify Participants that Part C Shares will be assigned in advance to time periods foreseen in the Release Schedule.

C.14. Plan’s Life. Plan’s Part C will terminate upon determination of the Company’s Corporate Practice Committee when all Part C Shares are fully paid and/or entirely cancelled and/or in the event a Participant initiates a court or administrative proceeding in order to declare this Plan as a general employment benefit.

C.15. Legal Documents. Each Participant participating in the Plan will be obliged to sign all Required Documentation; on the understanding that only those Participants executing and/or delivering all documents required by Corporate Practice Committee from time to time will be the only ones with rights under the Plan.

C.16. Taxes. Participants agree that amounts contributed by Vesta into the Trust for Part C Shares subscription will be deemed income to exercise option to acquire Vesta shares, earned upon Release of Part C Shares in accordance with Rule 3.12.1 of the 2017 Tax Miscellaneous Resolution or any substituting provision.

As to the Participant Contribution, such amount will not accrue income tax and will be deemed jointly with the Vesta Contribution as a verified cost of acquisition of Part C Shares.

Pending Release of Part C Shares, in accordance with to LISR, Vesta is to apply income tax withholding in accordance with Articles 140 and 164 of the LISR, through the brokerage house having the custody of Part C Shares upon Release. In accordance with Article 114 of the LISR’s Regulations. In accordance with Article 114 of the LISR’s Regulations, due to being shares placed amongst the investor public at large, Vesta will send INDEVAL the amount of distributed Dividends. INDEVAL in turn will send to the applicable brokerage house the amount of Dividends Vesta receives to allow the brokerage house the application of pertinent tax withholding and if also acting as custodian of Part C Shares, is to issue the tax proof referred to under Article 76, Fraction XI, paragraph b), of the LISR, at the time Dividends are paid to individuals upon Release. Vesta is to make available to brokerage house any information regarding the amounts of Dividends, any taxes to be withheld, as well as information as to if Dividends originated from Vesta’s net tax profit account or not, in order to issue the applicable tax proof. Trustee will not be obliged to apply income tax withholding on dividends delivered to Participants.

Exhibit B

to the Irrevocable Ownership

Transfer and Administration Trust Agreement

Record of Shares Registry and Trust Beneficiaries

[Attached]

Exhibit C

to the Irrevocable Ownership

Transfer and Administration Trust Agreement

Technical Committee Membership

Name	Position
Lorenzo Manuel Berho Corona	Standing member
Juan Felipe Sottil Achutegui	Standing member
Lorenzo Dominique Berho Carranza	Standing member
Alejandro Pucheu Romero	Standing member

Exhibit D

to the Irrevocable Ownership

Transfer and Administration Trust Agreement

Trustee Fees

[Attached]

Mexico City, March 7, 2017

CREEL ABOGADOS

ATTENTION: CARLOS MARTINEZ

IN-HAD

By virtue of your request, below find our service proposal and quotation to participate as trustee in the management of an Administration and Source of Payment Trust that you will have under your charge: (a) administration and maintenance of periodic Trust activities; (b) control, administration and management of resources that may from to time be transferred and deposited in Trust Accounts in terms with the capital stock Shares of Corporacion Inmobiliaria Vesta, S.A.B. de C.V. in favor of holders of respective shares; as well as funds of dividends, premiums, awards and reimbursements deriving therefrom; (c) opening of Trust Accounts required for the attainment of Trust purposes, and that for the issue of this quotation half year movements are calculated to be one entry every 12 distributions plus payment of dividends payable every year to each holder of such shares; (e) notices; (f) billing; (g) issue and delivery of account statements; and (h) any other trust activities in relation to the creation of the Trust.

The Trust estate will be constituted by: (i) resources deposited and credited into Trust Accounts from time to time; (ii) proceeds, accessories and yield deriving from investments of funds credited to Trust Accounts in Permitted Investments; (iii) Corporacion Inmobiliaria Vesta, S.A.B. de C.V.’s capital stock Shares; (iv) dividend, premium, award and reimbursement funds deriving and related to Shares of the capital stock of referred to entity; and (v) all other assets and rights related with the Trust Estate.

The parties to the Trust are:

a)	Trustor:

- Corporacion Inmobiliaria Vesta, S.A.B. de C.V.

a)	Trust Beneficiaries:

- Twelve Trust Beneficiaries (not listed due to confidentiality issues)

For accurate administration of Trust, Trustee will open Trust Accounts (no more than three) the opening of which is required for due attainment of Trust Purposes prior written instructions by authorized persons in terms of the Trust. Trust Accounts will be opened, maintained and administered exclusively by Trustee, with the sole exclusive control over the resources from time to time credited therein, without under no circumstance granting to anyone a delegate account administration. This quotation is issued taking into consideration a maximum number of 2 half-year transactions to 12 Trust Beneficiaries through Trust Accounts in amounts of about USD$19,000,000.00 and, if applicable, payment of dividends to be distributed every year to each.

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The life of the Trust will be between three to six years or be equal to the time life of the Trust for attainment of its purposes.

For Trust administration, a Technical Committee will be designated to be in charge of the Trust Estate administration. The Trust will have no Federal Taxpayers’ Registry of its own. The above, on the understanding that if tax authorities may consider that Trust is of entrepreneurial nature, Trustor must maintain Trustee harmless from any tax liability, Trustor assuming performance with any and all tax and/or treasury obligations before pertinent authorities. Should Trustee be required to pay any dues, Taxes, penalty or fine of administrative nature, Trustee may pay them charged against the Trust Estate, except in cases when these are directly paid by Trustor.

ACTIVITIES

●	Transaction study.

●	Acceptance of Trust obligations.

●	Review of KYC documents as to each Trustor and Trust Beneficiaries, as well as their respective legal representatives.

●	Administration of internal recording procedures prior execution of Trust and issue of a number for operation purposes.

●	Drafting of appropriate records into the Trustee’s internal system.

●	Review, negotiation and signing of related required agreements for Trust closing, as well as the latter.

●	Filing and having issued Trustee internal authorizations for approval of the Trust’s closing.

●	Proceed, if applicable, to distribute payments in accordance with that identified under the Trust Agreement and as per instructions from parties who are authorized to such effect at the closing of transaction itself.

SERVICES

For the creation of referred to Trust and its subsequent administration by our Institution, we offer, among other, the following services, understanding that obligations will be, among other, those below described; on the understanding that if throughout the effective term of the Trust no addition and/or modification to Trust obligations or characteristics declared by customer in terms of the section entitled “Business Description” above-mentioned and agreed to by signing this document occurs, TRUSTEE WILL BE ENTITLED WITH UNILATERAL CAPACITY TO ADJUST THE AMOUNT OF TRUST FEES BELOW LISTED, ONLY OBLIGED TO SEND A NEW ADJUSTED QUOTATION TO TRUSTOR AT THE DOMICILE AGREED UNDER THE TRUST AGREEMENT TO SUCH EFFECT:

–	Advisory during Trust creation and formalization process and throughout its life.

–	Investment of funds in adherence to permitted investments agreed in the Trust, if any.

–	Acceptance, management and administration of assets, securities, resources and rights that will become part of the Trust Estate in accordance with its terms.

–	Opening of Trust Accounts required for operation and distribution of Trust funds, prior instructions from parties authorized to such effect.

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–	Monthly drafting and delivery of account statements and financial information on the Trust.

–	Joining and rendering of services to the CIFIDUCIARIO system for delivery of instructions through the web to Trustee, as well as consultation of Trust financial statements and account statements.

–	Reversion of ownership, if applicable, in accordance with that identified under the Trust Agreement.

–	As well as those activities and execution of agreements and pacts required to attain the Trust Purposes.

–	Granting of limited special and/or general powers regarding its purpose that may be required for the defense of the Trust Estate and/or for the attainment of its purposes.

QUOTATION

1.         For formalization of Trust Agreement, the amount of Eighty thousand pesos 00/100 legal tender of the United Mexican States (MXP$80,000.00) plus VAT, due in a single installment, prior on the date of execution of the Trust and provided the Trust Agreement draft is delivered to Trustee by customer directly or through its legal counsel. Should Trustee be responsible for drafting the Trust draft, fees for business acceptance provided for in this paragraph will be modified.

2.         For Trust administration, an annual amount of Two hundred twenty thousand pesos 00/100 legal tender of the United Mexican States (MXP$220,000.00) plus VAT, due in half years in advance. The first half year is to be paid in a single installment prior or upon execution of the Trust. If Trust Purposes, or purposes taken into consideration for the granting of this quotation were modified, Trustee will be entitled to adjust the Trust fees for Trust administration in an unilateral fashion, taking into account the nature of modifications made.

3.         In the event it were established in the body of the Trust an out-of-court execution procedure regarding guarantee, initially and as from the date of notice to Trustee to such effect by First Trust Beneficiary or by the person authorized under contract to such effect, to initiate execution process regarding movable or real property granted under guarantee, following the occurrence of a nonperformance event (or as it may be defined in the body of the Trust Agreement), will be entitled to charge trust fees in the amount of One hundred thousand pesos 00/100 legal tender of the United Mexican States (MXP$100,000.00) and following the auction and on the date of execution of transfer of assets executed in favor of the acquiror third party (as Best Bidder) is formalized, Trustee will be entitled to charge and must be paid Two percent (2%) of the value of execution of the Estate, which percentage includes acceptance of obligation to execute and supervise the agent to be contracted to such effect. These fees do not include contracting of agents (third parties) to promote the sale of Trust Estate assets nor related expenses thereof. These execution expenses may include, without limitation, appraisals, notarial expenses, notices not foreseen under the Trust Agreement, advertising, publications, travel expenses, commissions, consultant fees, investment banker fees and attorneys’ fees.

4.        For the granting of powers for administration and/or defense of the estate under trust, the amount of Five thousand pesos 00/100 legal tender of the United Mexican States (MXP$5,000.00) plus VAT, for each. These fees may only cover the fees to be charged by Trustee for the granting of power or appear to sign, without including related expenses, such as travel expenses, representation expenses or other additional expenses, such as notarial expenses.

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5.        Per amendment to trust agreement an amount between Ten thousand pesos 00/100 legal tender of the United Mexican States (MXP$10,000.00) and Fifty thousand pesos 00/100 legal tender of the United Mexican States (MXP$50,000.00) plus VAT. The amount due will depend on the nature of the Trust Agreement amendment. Payment of the amount that may apply due to amendment to the Agreement is due on the date of execution of the pertinent amendment.

6.         Upon joining of every three trustors or trust beneficiaries joining in terms of the provisions of the Trust Agreement into the Trust Agreement by executing the applicable standard form agreement and whom as of the date of execution thereof become part of the Trust, the amount of Twenty-five thousand pesos 00/100 legal tender of the United Mexican States (MXP$25,000.00) plus VAT, due prior or on the date of execution of the applicable standard form agreement. This quotation will apply for up to three joining individuals in addition to those 13 first individuals taken into account in this quotation amongst Trustors and Trust Beneficiaries. Payment of these fees are due on the date of execution of the applicable standard form agreement.

7.         For any Trust Account, the opening, maintenance and administration is requested to Trustee, in addition to the three (3) Trust Accounts taken into consideration for the issue of this quotation, the amount of Thirty-five thousand pesos 00/100 legal tender of the United Mexican States (MXP$35,000.00) plus VAT, due on the date activation of recently opened account.

8.         In relation to any other legal act unforeseen in this proposal, Trustee’s fees will be defined under joint agreement with Trustor, taking as minimum amount payable the amount of Five thousand pesos 00/100 legal tender of the United Mexican States (MXP$5,000.00) plus VAT, due on the date of execution of pertinent act.

9.         Any and all expenses in which Trustee may incur as consequence of accepting the position as Trustee will be paid by Trustor, these expenses may be, without limitation, attorneys, notaries, auditors, tax experts, appraiser agencies fees, publications, travel expenses and any other expense required for rendering of service.

Any fee that may accrue in favor of Trustee by virtue of executing the Trust Agreement or any other document related thereto or deriving therefrom may be directly paid by Trustor from the Trust, as agreed in the Trust Agreement itself. In the event that, within a term exceeding thirty (30) calendar days as from the date the applicable payment is due Trustee has not received from Trustor amounts to cover own fees, as applicable, Trustee will be vested with capacity to charge fees against funds available in the Trust Estate without Trustor’s prior authorization. Should the funds be not sufficient to charge Trustee fees against the Trust Estate, Trustor authorizes Trustee not to perform with any instruction under its charge pending payment of past due and unpaid fees, without detriment of collection of default interests that may accrue.

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The above amounts will accrue applicable VAT, Trustee being vested with capacity to charge them against the Trust Estate in accordance with the provisions of the Trust’s body and will be increased annually as per the Domestic Consumer Price Index [Indice Nacional de Precios al Consumidor – INPC] as determined by Banco de Mexico.

This quotation has been drafted by virtue of Carlos Martinez request, based on information of our knowledge up to this date and may vary once we become knowledgeable of the final terms of the scenario and will be in force for 15 business days, following such term, this may be adjusted at market conditions.

Having nothing further, we remain awaiting your comments or clarification requirements.

Respectively,

CIBanco, S.A. Institucion de Banca Multiple

As Trustee of the Issuer Trust

Norma Serrano Ruiz
Trust Delegate

Agreed quotation (TRUSTOR/TRUST BENEFICIARY)

[Illegible signature]
By: Corporacion Inmobiliaria Vesta, S.A.B. de C.V.
Name: Alejandro Pucheu Romero
Its: Attorney-in-fact

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Exhibit E

to the Irrevocable Ownership

Transfer and Administration Trust Agreement

Authorized Officers

TRUSTOR LETTERHEADED STATIONARY

_______ ____, 2018

CIBanco, S.A., I.B.M.

In reference to Trust CIB/

Cordillera de los Andes 265, Piso 2,

Colonia Lomas de Chapultepec

C.P. 11500, Mexico City

Reference: Trust No. CIB/

The undersigned [name], [office] of [name of Company] (the “Company”), in relation to Trust No. CIB/_ (the “Trust Agreement) by means of which CIBanco, S.A. Institucion de Banca Multiple acts as Trustee (the “Trustee”), certifies that: (i) individuals whose names are listed below (Authorized Officers) are duly vested with capacity to indistinctly issue instructions in accordance with the terms and conditions of the referred to Trust Agreement by “Fax/Facsimile” and/or “Original Letter”; (ii) the autograph signature appearing in this certification by the names of Authorized Officers is their own signature; (iii) Trustee is to only acknowledge as valid instructions issued by Authorized Officers; and (v) Trustee will be free from any lability provided Trustee follows any instruction issued by Authorized Officers.

[Name]	Telephone

[Name]	Telephone

[Name]	Telephone

[Name]	Telephone

Also, we ratify our consent to the effect that in the event Trustee receives instructions by any of the agreed means, the same may be confirmed by phone with any of those individuals above listed not signing such instruction to above designated phone numbers or as established under the Trust Agreement.

Having nothing further, we remain.

Truly yours,

(Name of Company)

By:
Its: